UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant To § 240.14a-12

LIFECORE BIOMEDICAL, INC.

(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO THE STOCKHOLDERS OF LIFECORE BIOMEDICAL, INC.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (including any postponement(s) or adjournment(s), the “Annual Meeting”) of Lifecore Biomedical, Inc., a Delaware corporation (the “Company”), will be held virtually via live webcast on Wednesday, October 29, 2025 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2025, where you will be able to listen to the meeting live and vote online for the proposals described below, in accordance with the voting instructions provided in the accompanying proxy statement for the Annual Meeting (the “Proxy Statement”).
This Notice and the Proxy Statement are first being mailed on or about September 18, 2025 to the holders of the Company’s common stock, par value $0.001 per share (“Common Stock”) and the holders of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”).
ITEMS OF BUSINESS AND THE BOARD OF DIRECTORS’ VOTING RECOMMENDATIONS

1	To elect nine directors to serve for a term expiring at the next succeeding annual meeting of stockholders or until their successors are duly elected and qualified, with seven such directors to be elected by holders of the Common Stock and the Series A Preferred Stock, voting together as a single class, and two such directors to be elected solely by holders of the Series A Preferred Stock (the latter, the “Series A Preferred Directors”).	FOR each nominee
2	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.	FOR
3	To approve a non-binding advisory proposal approving the compensation of the Company’s named executive officers.	FOR
The foregoing items of business are more fully described in the Proxy Statement. In addition, we will transact any other business properly presented at the meeting, including any adjournment or postponement thereof, by or at the direction of our Board.
Only stockholders of record of our Common Stock and our Series A Preferred Stock at the close of business on September 2, 2025 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. With respect to Proposal No. 1, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Directors, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Directors, voting as a single class, and (2) the non-Series A Preferred Directors, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other two proposals as if they were a single class.
All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.
If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.

Important Notice Regarding the Availability of Proxy Materials. The Proxy Statement and the Company’s Annual Report to Stockholders are available at www.proxyvote.com.
YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the virtual Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the meeting, you must obtain a legal proxy from your broker, bank, or other nominee.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Thomas D. Salus Thomas D. Salus Chief Legal and Administration Officer, and Secretary
Chaska, MN

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE OR VOTE YOUR SHARES BY TELEPHONE OR VIA THE INTERNET. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING AND SO DESIRE, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKER, BANK, OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

LIFECORE BIOMEDICAL, INC.
PROXY STATEMENT FOR 2025 ANNUAL MEETING OF STOCKHOLDERS
The Company is providing you with this proxy statement relating to its 2025 annual meeting of stockholders (the “Proxy Statement”). The Company will commence mailing of its proxy materials to stockholders on or about September 18, 2025. References to the “Company,” “Lifecore,” “we,” or “our” in this Proxy Statement refer to Lifecore Biomedical, Inc. and, as applicable, its consolidated subsidiaries. The Company’s website and the information contained or linked therein are not part of or incorporated by reference into this Proxy Statement, regardless of any reference to the website in the Proxy Statement.

2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 29, 2025
This Proxy Statement and proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use at the 2025 annual meeting of stockholders of the Company (the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast on Wednesday, October 29, 2025 at 10:30 a.m. (Central Time). The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/LFCR2025, where you will be able to listen to the meeting live and vote online for the proposals described in this Proxy Statement. You will not be able to attend the Annual Meeting physically in person.
The Board has fixed the close of business on September 2, 2025 as the record date for the Annual Meeting (the “Record Date”). Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and proxy card are first being mailed to stockholders on or about September 18, 2025.
QUESTIONS AND ANSWERS REGARDING THE ANNUAL MEETING AND VOTING
1When and where is the 2025 Annual Meeting being held?
The Annual Meeting will be a virtual meeting conducted via live webcast on Wednesday, October 29, 2025 at 10:30 a.m. (Central Time). You can access the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2025. We have structured our virtual meeting to provide stockholders the same rights as if the meeting were held in person, including the ability to vote shares electronically during the meeting.
2How can I attend the 2025 Annual Meeting?
In order to attend the virtual Annual Meeting, you can visit www.virtualshareholdermeeting.com/LFCR2025, where you will be able to listen to the meeting live, submit questions, and vote online. You will need the 16-digit control number included on your proxy card or voting instruction form. Beneficial holders who do not have a 16-digit control number should follow the instructions provided on the voting instruction form provided by your broker, bank, or other nominee.
Electronic entry to the meeting will begin at 10:15 a.m. (Central Time), and the meeting will begin promptly at 10:30 a.m. (Central Time). If you encounter difficulties accessing the virtual meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/LFCR2025. If you cannot attend the meeting or if you are not a stockholder of record, you can still listen to the meeting, which will be available at www.lifecore.com.

Questions relevant to meeting matters will be answered during the meeting, subject to time constraints. If we receive substantially similar questions, we may group questions together and provide a single response to avoid repetition. Additional information regarding the rules and procedures for participating in the virtual Annual Meeting will be provided in our meeting rules of conduct, which stockholders can view during the meeting at the meeting website. If you have any technical difficulties or any questions regarding the virtual meeting website, please call the support team at the number listed on the log-in screen.
3Can I vote at the 2025 Annual Meeting?
Only stockholders of record of our common stock, par value $0.001 per share (“Common Stock”), and our Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. All stockholders are cordially invited to attend the Annual Meeting via live webcast. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date, and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose or vote your shares by telephone or via the Internet.
As of the Record Date, we had (i) 37,436,784 shares of Common Stock outstanding and entitled to vote, (ii) 46,593 shares of Series A Preferred Stock outstanding, (iii) 46,593 shares of Series A Preferred Stock entitled to vote on the election of the Series A Preferred Directors, and (iv) 46,593 shares of Series A Preferred Stock entitled to vote on the other directors and proposals (which represents 7,131,735 shares of Common Stock that could be issued upon conversion of the shares of Series A Preferred Stock as of the Record Date, subject to the Beneficial Ownership Limit as described below).
Holders of our Common Stock are entitled to one vote for each share of Common Stock outstanding as of the Record Date. Each holder of Series A Preferred Stock is entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be convertible on the Record Date. As of the Record Date, each share of Series A Preferred Stock would convert into 7,131,735 shares of our Common Stock. Holders of Series A Preferred Stock are entitled to vote with the holders of the shares of Common Stock on all matters submitted to a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to the Beneficial Ownership Limit. Subject to certain exceptions and waiver by each holder, the Company will not issue any shares of Common Stock to any respective holder of Series A Preferred Stock to the extent that such holder would be deemed to beneficially own in excess of 9.99% of the Common Stock (the “Beneficial Ownership Limit”). As of the Record Date the number of shares each Series A holder is considered to be entitled to vote will be reduced based on the Beneficial Ownership Limit, where applicable.
Pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock have the right to nominate two directors to the Board (each, a “Series A Preferred Director”). With respect to Proposal No. 1, stockholders owning our Common Stock are entitled to vote only for the non-Series A Preferred Directors, and stockholders owning our Series A Preferred Stock are entitled to vote for (1) the Series A Preferred Directors, voting as a single class, and (2) the non-Series A Preferred Directors, voting with the holders of Common Stock as if they were a single class. All stockholders are entitled to vote on the other proposals, voting as a single class.
We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in “street name” through a broker, bank, or other nominee.
If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name, but the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.

4What is a quorum?
The holders of a majority of voting power of our shares of Common Stock and Series A Preferred Stock issued and outstanding and entitled to vote at the Annual Meeting must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are virtually present at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes will be included in the calculation of the number of shares present during the Annual Meeting to determine whether a quorum is present.
5What is the effect of giving a proxy?
Proxies are solicited by and on behalf of the Board. Thomas D. Salus, our Secretary, and Paul Josephs, our President and Chief Executive Officer have each been designated as the proxy holder by our Board. When proxies are properly dated, signed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of the Board as described in this Proxy Statement. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed, adjourned, or continued, the proxy holder can vote the shares on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions.
6What is the difference between holding shares as a registered holder and holding shares as a beneficial holder?
Stockholder of Record – Shares Registered in Your Name. If your shares are registered directly in your name with our transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote during the Annual Meeting or by telephone, by Internet, or by filling out and returning the proxy card.
If you are a registered holder and properly sign and return your proxy card, your shares will be voted as you direct. If you sign and return your proxy card but do not specify how you want your shares voted, they will be voted in accordance with the recommendations of our Board: “FOR” the election of all of the nominees, “FOR” the ratification of the appointment of the Company’s independent registered public accounting firm, and “FOR” the approval of the compensation of our named executive officers.
Beneficial Owner – Shares Registered in the Name of a Bank, Broker, or Other Nominee. If your shares are held in an account with a broker, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting online during the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares online during the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares online during the Annual Meeting.
7What are the proposals to be voted on, how many votes are required to approve each proposal, and what is the effect of abstentions and broker non-votes?
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement and summarized in the chart below. The holders of Series A Preferred Stock are being asked to vote on the election of two Series A Preferred Directors. The holders of both our Common Stock and Series A Preferred Stock are being asked to vote on the election of seven additional directors. All of our stockholders are being asked to vote on the other proposals.

Proposal	Votes required to pass	Recommendation of the Board	Effect of abstentions and broker non-votes
PROPOSAL NO. 1 — Election of directors	Each of (i) the two Series A Preferred Directors, to be voted on solely by holders of Series A Preferred Stock, and (ii) the seven other directors, to be voted on by all stockholders entitled to vote thereon, shall be determined by a majority of the votes cast affirmatively or negatively.
FOR each nominee:
•Katrina L. Houde
•Humberto C. Antunes
•Paul H. Johnson
•Paul Josephs
•Matthew E. Korenberg
•Nelson Obus
•Joshua E. Schechter and
•Jason Aryeh, as a Series A Preferred Director
•Christopher S. Kiper, as a Series A Preferred Director
A nominee must receive more votes cast “FOR” than votes cast “AGAINST” such nominee’s election (with abstentions not counted as a vote cast either for or against that nominee’s election and broker non-votes having no effect).
PROPOSAL NO. 2 — Ratification of our independent registered public accounting firm	This proposal must be approved by an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
PROPOSAL NO. 3 — Advisory approval of the compensation of our named executive officers	This advisory proposal will be approved if an affirmative vote of the holders of shares representing a majority of the voting power cast with respect to this proposal.	FOR	No effect.
8How do I vote?
If you are a stockholder of record, you may:
(1)vote via the virtual meeting website. Any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/LFCR2025, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 10:30 a.m. (Central Time) on Wednesday, October 29, 2025. Please have your 16-digit control number to join the Annual Meeting;
(2)vote via telephone or Internet. In order to do so, please follow the instructions shown on your proxy card; or;
(3)vote by mail by completing, signing, and dating the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.

Votes submitted by telephone or Internet must be received by 11:59 pm (Eastern Time) on October 28, 2025. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote should you decide to attend the virtual Annual Meeting.
If you hold shares beneficially in street name, you may also vote by proxy over the Internet, by mail or telephone by following the instructions in this Proxy Statement and the instructions in the voting instruction card provided to you by your broker, bank, or other nominee.
If you are a stockholder of record of both our Common Stock and our Series A Preferred Stock, you will receive TWO proxy cards, a proxy card for the Common Stock and a proxy card for the Series A Preferred Stock. If you are a holder of both our Series A Preferred Stock and our Common Stock and wish to vote your shares of Series A Preferred Stock and your shares of Common Stock, you will need to properly mark, sign, date, and return BOTH proxy cards or follow the voting instructions provided by your broker, bank, or other nominee, as applicable.
9What is the Record Date?
The Board has fixed the close of business on September 2, 2025 as the Record Date for the Annual Meeting. Stockholders of record as of the Record Date are entitled to notice of and to vote at the Annual Meeting. The Company will commence mailing of its proxy materials to stockholders on or about September 18, 2025.
10How will the change in fiscal year impact the 2026 Annual Meeting?
On August 1, 2025, the Board of Directors approved a change in our fiscal year from 52- or 53-week periods that end on the last Sunday of May to calendar years ending on December 31. Accordingly, we will be moving our fiscal year end to align with the calendar year, effective for the December 31, 2025 calendar period. We will report our financial results for a transition period from May 26, 2025 to December 31, 2025 on a Transition Report on Form 10-K/T. Thereafter, we plan to file annual reports for twelve-month periods ending December 31 beginning with the year ending December 31, 2026.
In connection with the change in our fiscal year, we currently expect to change the timing for our 2026 Annual Meeting by more than 30 days from the date of the 2025 Annual Meeting. We will make a public announcement of dates relating to the 2026 Annual Meeting when known and specify the applicable deadlines for timely notice under our Bylaws, under Rule 14a-18 and under Rule 14a-19 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The general requirements applicable to stockholder proposals for the 2026 Annual Meeting are set forth in the question and answer below.
11How can I submit a proposal for the 2026 Annual Meeting and when is a stockholder proposal due?
Pursuant to the Certificate of Incorporation and the Bylaws, only such business (including the nominations of directors) shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before any such meeting (including any director nominees), in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. Pursuant to our Bylaws, to be timely, in the circumstances which the date of the annual meeting has been changed by more than 30 days from the date of the prior year’s meeting, written notice must be received by our Secretary no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.
While the Board will consider proper stockholder proposals that are properly brought before any annual meeting, the Company reserves the right to omit from the Company’s proxy statement for the 2026 Annual Meeting (the “2026 Annual Meeting Proxy Statement”) any stockholder proposals that the Company is not required to include under the Exchange Act, including Rule 14a-8 thereunder.

In addition to satisfying the requirements under our organizational documents, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act. To be timely, written notice must be postmarked or transmitted electronically to our Secretary. Because the date of the 2026 Annual Meeting is expected to change by more than 30 days from the date of the 2025 Annual Meeting, the notice must be so received no later than the close of business on the later of (i) 120 calendar days in advance of such annual meeting and (ii) 10 calendar days following the date on which public announcement of the date of the meeting is first made.
Notices to our Secretary should be sent to the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd. Chaska, MN 55318.
12What is the effect of votes withheld, abstentions, and broker non-votes?
Shares of Common Stock and Series A Preferred Stock represented by valid, unrevoked proxies will be voted at the Annual Meeting and, when the stockholder has given instructions, will be voted in accordance with those instructions. If no instructions on how to vote are given in a signed proxy, the shares will be voted in accordance with the recommendations of our Board: “FOR” each nominee in Proposal No. 1, and “FOR” each other proposal and as the proxy holder deems advisable on other matters that may come before the meeting or any adjournment(s) thereof, as the case may be, with respect to the item not marked.
Applicable SEC and stock exchange regulations severely limit the matters your broker may vote on without having been instructed to do so by you. Generally, brokers, banks, and other nominees that hold stock of the Company in brokerage accounts for their clients may vote uninstructed shares only on certain matters (“discretionary matters”). If a broker indicates on the enclosed proxy or its substitute that it has not received voting instructions with respect to shares held in street name with such broker and either (i) does not have discretionary authority as to certain shares to vote on a particular matter or (ii) has discretionary voting authority but nevertheless refrained from voting on the matter (“broker non-votes”), those shares will be counted for purposes of determining the presence of a quorum but will generally not be considered as voting with respect to that matter.
For information about the impact of abstentions on each of the proposals to be voted on at the Annual Meeting, see “—What are the proposals to be voted on, and how many votes are required to approve each proposal?”
13What if I want to change my vote?
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
(1)delivering to our Secretary a written notice, bearing a later date than your proxy, stating that the proxy is revoked;
(2)submitting a properly signed proxy card with a later date;
(3)voting again by telephone or Internet prior to the close of voting; or
(4)attending and voting at the online Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions. Any written notice of revocation should be delivered to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318.

14Could other matters be decided at the Annual Meeting?
Our Bylaws require stockholders to notify us in advance if they intend to request a vote on any matter not described in the Proxy Statement. The deadline for notification has passed, and we are not aware of any other matters that could be brought before the Annual Meeting. However, if any other business is properly presented at the meeting, your completed proxy gives authority to Thomas D. Salus and Paul Josephs to vote your shares on such matters at their discretion.
15How are votes tabulated and who will count the votes?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting.
16How can I find out the results of the voting at the 2025 Annual Meeting?
The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of election and filed with the SEC in a Current Report on Form 8-K within four business days of the Annual Meeting.
17How are proxies solicited? Who is paying for this proxy solicitation?
The costs of soliciting these proxies will be borne by the Company. These costs will include the expenses of preparing and mailing proxy materials for the Annual Meeting and the reimbursement of brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of Common Stock and Series A Preferred Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation.
18What if I do not specify a choice when returning a proxy?
All valid proxies properly executed and received by us before the Annual Meeting will be voted as directed by stockholders. Registered stockholders who submit a validly executed proxy but do not specify how they want their shares voted will have their shares voted as follows:
•“FOR” each nominee for election as a director;
•“FOR” the ratification of the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2025; and
•“FOR” the approval, on an advisory basis, of our named executive officers’ compensation;
19Can I view these proxy materials electronically?
Yes. You may view the Annual Meeting proxy materials at www.proxyvote.com.
20What is householding?
Some companies, brokers, banks, and other nominees participate in a practice commonly known as “householding,” where a single copy of our Proxy Statement and Annual Report is sent to one address for the benefit of two or more stockholders sharing that address. Householding is permitted under rules adopted by the SEC as a means of satisfying the delivery requirements for proxy statements and annual reports, potentially resulting in extra convenience for stockholders and cost savings for companies. We will promptly deliver a separate copy of either document to you if you contact our Secretary at the address listed above or call us at (952) 368-4300. If you are receiving multiple copies of our Proxy Statement and Annual Report at your household and wish to receive only one, please notify your bank, broker, or other nominee or contact our Secretary at Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318.

21How can I view or request copies of the Company’s corporate documents and SEC filings?
Stockholders may access financial and other information, including certain of our corporate governance documents and our filings with the SEC, on the investor section of our website at https://ir.lifecore.com. Copies of these documents and other information are also available free of charge by sending a request to Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Boulevard, Chaska, MN 55318 (telephone number: (952) 368-4300).
22What happens if the 2025 Annual Meeting is adjourned?
If the meeting is adjourned, your proxy will remain valid and may be voted when the meeting is convened or reconvened. You may change or revoke your proxy, as discussed under “—What if I want to change my vote?”

CORPORATE GOVERNANCE AND BOARD MATTERS
Board of Directors Meetings and Committees
The Board held a total of 17 meetings during fiscal year 2025, and each director attended at least 75% of all Board and applicable committee meetings. All members of the Board currently serving attended our 2024 annual meeting of stockholders held in November 2024.
The Board has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee, each of which operates under a written charter approved by the Board and which was reviewed and updated as appropriate in fiscal year 2025. The charter for each of the committees is available on the Company’s website, https://ir.lifecore.com.
All information provided below is as of the date of this Proxy Statement.

Audit Committee
Matthew E. Korenberg (Chairperson) Jason Aryeh Katrina L. Houde Joshua E. Schechter
In the determination of the Board, each of Mr. Korenberg, Mr. Aryeh, Ms. Houde and Mr. Schechter meets the independence requirements of the Securities and Exchange Commission (the “SEC”) and the Nasdaq Global Select Stock Market (“Nasdaq”) applicable to members of the Audit Committee, including the heightened independence requirements for audit committee membership pursuant to SEC requirements, and each meets the financial literacy requirements of the SEC and Nasdaq applicable to members of the Audit Committee. The Board has also determined that each of Mr. Korenberg, Mr. Aryeh, Ms. Houde and Mr. Schechter is an “audit committee financial expert” within the meaning of applicable SEC rules.

The Audit Committee assists the Board in its oversight of Company affairs relating to the quality and integrity of the Company’s financial statements, the qualifications and independence of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and independent registered public accounting firm, and the Company’s compliance with legal and regulatory requirements. The Audit Committee is responsible for appointing, compensating, retaining, and overseeing the Company’s independent registered public accounting firm, approving the services performed by the independent registered public accounting firm and reviewing and evaluating the Company’s accounting principles and its system of internal accounting controls. The Audit Committee is also responsible for administering our Related Party Transaction Policy, and reviewing and approving all such related party transactions. The Audit Committee held eleven meetings during fiscal year 2025.

Compensation Committee
Paul H. Johnson (Chairperson) Humberto C. Antunes Christopher S. Kiper Nelson Obus
In the determination of the Board, each of Mr. Johnson, Mr. Antunes, Mr. Kiper and Mr. Obus meets the independence requirements of the SEC and Nasdaq applicable to members of the Compensation Committee.

The function of the Compensation Committee is to review and set the compensation of the Company’s CEO and certain of the Company’s most highly compensated officers, including salary, bonuses and other cash incentive awards, and other forms of compensation, and to administer the Company’s stock plans and approve stock equity awards. The Compensation Committee administers our stockholder-approved 2019 Stock and Incentive Plan (the “2019 Plan”) and the Equity Inducement Plan, which mirrors the 2019 Plan but only permit awards to newly hired personnel as a material inducement to join the Company pursuant to an exception from the Nasdaq stockholder approval requirements. The Compensation Committee held five meetings during fiscal year 2025.

Nominating and Corporate Governance Committee
Joshua E. Schechter (Chairperson) Humberto C. Antunes Jason Aryeh Nelson Obus
In the determination of the Board, each of Mr. Schechter, Mr. Antunes, Mr. Aryeh and Mr. Obus meets the current independence requirements of the SEC and Nasdaq applicable to members of the Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to recommend qualified candidates for appointment and election as executive officers and directors of the Company, oversee the Company’s corporate governance policies, and lead the annual self-evaluation of the Board of Directors. The Nominating and Corporate Governance Committee held four meetings during fiscal year 2025.

Director Independence
Pursuant to the Company’s Corporate Governance Guidelines, the Nominating and Corporate Governance Committee undertook a review of director independence in September 2025. In determining the independence of each director, the Nominating and Corporate Governance Committee considered all of the relevant relationships and transactions between each director (including each director’s family members) and the Company. As a result of this review, the Nominating and Corporate Governance Committee affirmatively determined that all of the directors serving at that time are independent under the standards set forth in the Corporate Governance Guidelines and in accordance with the “independence” definition of the listing rules of Nasdaq (the “Nasdaq Listing Rules”), with the exception of Mr. Josephs. Mr. Josephs is not independent because he is employed by the Company, serving as our President and Chief Executive Officer. However, a majority of the Board is independent.
Director Selection Process
Working closely with the full Board, the Nominating and Corporate Governance Committee develops criteria for the director selection process and considers candidates for Board membership suggested by committee members, other Board members, management and stockholders.

The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the specific criteria that it has established for the position, as well as the standards and qualifications set out in the Company’s Corporate Governance Guidelines. In selecting candidates for the Board of Directors, the Nominating and Corporate Governance Committee strives for a variety of experiences and backgrounds that add depth and breadth to the overall character of the Board of Directors. The Nominating and Corporate Governance Committee evaluates potential candidates using standards and qualifications, such as the candidates’ business experience, independence, diversity, skills, and expertise to collectively establish a number of areas of core competency of the Board, including business judgment, management, and industry knowledge. Although the Nominating and Corporate Governance Committee does not have a formal policy on diversity, it believes that diversity is an important consideration in the composition of the Board of Directors, and it seeks to include Board members with diverse backgrounds and experiences. Further criteria include the candidates’ integrity and values, their willingness to devote sufficient time to attending meetings, and their ability to participate effectively on the Board of Directors and its committees.
After completing this evaluation and interviewing the prospective nominee, the Nominating and Corporate Governance Committee makes a recommendation to the full Board, which makes the final determination whether to nominate or appoint the director candidate after considering the Nominating and Corporate Governance Committee’s report.
In addition, pursuant to the Certificate of Designations, the holders of the Series A Preferred Stock currently have the right to nominate two directors to the Board. The current Series A Preferred Directors are Christopher S. Kiper and Jason Aryeh.
The Nominating and Corporate Governance Committee regularly assesses the composition of the Board and considers the extent to which the Board continues to reflect the criteria set forth above and in the Corporate Governance Guidelines, identifying any gaps in skills and experience to better inform the search process.
Cooperation Agreements
As further described in the Company’s Current Report on Form 8-K filed on July 1, 2024, on June 28, 2024, the Company entered into cooperation agreements with (i) certain affiliates of 22NW, L.P., Matthew E. Korenberg and Jason Aryeh, (ii) certain affiliated entities of Legion Partners, Christopher S. Kiper and Raymond T. White, and (iii) certain affiliated entities of Wynnefield Capital (collectively, the “Cooperation Agreements”), pursuant to which, among other things and subject to the terms thereof, the Board appointed Humberto C. Antunes, Paul H. Johnson, and Matthew E. Korenberg to the Board as independent directors, and agreed to (a) nominate Messrs. Korenberg, Obus and Antunes for election to the Board at the 2024 Annual Meeting, (b) nominate Mr. Johnson for election to the Board at the 2025 Annual Meeting, and (c) nominate Mr. Kiper as a Series A Preferred Director at the 2024 Annual Meeting and nominate Messrs. Kiper and Aryeh as a Series A Preferred Director at the 2025 Annual Meeting. The Company stockholders party to each of the Cooperation Agreements also each agreed, subject to certain exceptions, to vote, or cause to be voted, all shares of Common Stock and Series A Preferred Stock beneficially owned by such stockholders in favor of each of the directors nominated by the Board and recommended by the Board in the election of directors (and not in favor of any other nominees to serve on the Board) until the earlier of immediately after the 2025 Annual Meeting or October 31, 2025.
Corporate Governance Policies and Practices
The Company provides information about its corporate governance policies, including the Company’s Code of Business Conduct, Corporate Governance Guidelines, and charters for the Audit, Nominating and Corporate Governance, and Compensation Committees of the Board on the Corporate Governance page of its website, https://ir.lifecore.com.
The Company’s policies and practices reflect corporate governance initiatives that are compliant with the listing requirements of Nasdaq and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•All members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee meet the independence and other applicable requirements of the SEC rules and Nasdaq for service on such committees.
•The independent members of the Board of Directors meet at each board meeting, and at least twice per year, in executive sessions without the presence of management or non-independent directors. The Board has designated Ms. Houde as non-executive Chairperson of the Board, who, among other duties, is responsible for presiding over executive sessions of the independent directors and setting the agenda for each board meeting with the CEO and with input from the independent directors.
•The Company has an ethics hotline available to all employees, and the Audit Committee has procedures in place for the anonymous submission of employee complaints regarding accounting, internal controls, or auditing matters.
•The Company has adopted a Code of Business Conduct, which contains our Code of Ethics, which applies to all its directors, officers, and employees, including the Company’s principal executive officer, principal financial officer, principal accounting officer, and all members of the Company’s finance department.
Leadership Structure of the Board of Directors
The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairperson of the Board and CEO in the way that it believes is in the best interests of the Company.
The Board also believes that the appointment of a non-executive Chairperson allows the CEO, who also possesses significant business and industry knowledge, to lead and speak on behalf of both the Company and the Board, while also providing for effective independent oversight by non-management directors through a non-executive Chairperson. The current Chairperson is Ms. Houde.
At each Board meeting, the non-executive Chairperson presides over an executive session of the non-management directors without the presence of management. The non-executive Chairperson may also call additional meetings of the non-management directors as she deems necessary.
The Board also adheres to sound corporate governance practices, as reflected in the Company’s corporate governance policies, which the Board of Directors believes has promoted, and continues to promote, the effective and independent exercise of leadership by the Board for the Company and its stockholders.
Code of Business Conduct and Code of Ethics
We have adopted a Code of Business Conduct, which contains our Code of Ethics for our directors, officers, employees, and certain affiliates in accordance with applicable federal securities laws, a copy of which is available on the Company’s website at https://ir.lifecore.com. If we amend or grant a waiver of one or more of the provisions of our Code of Ethics that requires disclosure under Item 5.05 of Form 8-K regarding amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer (or persons performing similar functions), we intend to satisfy such requirement by posting the required information on the Company’s website at www.lifecore.com.

Insider Trading Compliance Policy
We have adopted an insider trading compliance policy that governs the purchase, sale, and/or other disposition of our securities by our directors, officers, and employees, as well as their immediate family members and entities owned or controlled by them, and that is designed to promote compliance with insider trading laws, rules, and regulations. Under this policy, all of the Company’s employees, officers and directors are prohibited from making hedging transactions involving our securities, such as prepaid variable forward contracts, equity swaps, collars and exchange funds, or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our securities.
Stockholder Communications
Our Board welcomes communications from our stockholders. Stockholders and other interested parties may send communications to the Board, the independent directors as a group, or to any director in particular, including the Chairperson, by sending such communication to the Company’s Secretary, at the following address: Lifecore Biomedical, Inc., Attn: Secretary, 3515 Lyman Blvd., Chaska, MN 55318. Any correspondence addressed to the Board or to any one of our directors will be promptly forwarded to the addressee. The independent directors review and approve the stockholder communication process periodically to ensure effective communication with stockholders.
Certain Legal Proceedings
On December 23, 2024, 22NW Fund, LP (“22NW Fund”) filed a complaint against the Company, two former officers, and five former or current directors in the Commercial Division of the Supreme Court of the State of New York, New York County. As of the Record Date, based solely on an Amendment No. 7 to a Schedule 13D filed on May 29, 2025 by 22NW Fund, 22NW, LP, 22NW Fund GP, LLC, 22NW GP, Inc., Aron R. English, Bryson O. Hirai-Hadley and Nathaniel Calloway (collectively, the “22NW Investors”), the 22NW Investors beneficially own more than 5% of the Common Stock and the Series A Preferred Stock. See “Stock Ownership of Certain Beneficial Owners and Management.” Nathaniel Calloway was a director of the Company from January 9, 2023 until August 15, 2024.
The complaint seeks money damages (including compensatory damages, court costs, and attorneys’ fees) for (i) alleged material misrepresentations by the Company on which 22NW Fund allegedly relied when purchasing shares of the Series A Preferred Stock and Common Stock, (ii) alleged breaches of certain express representations in the stock purchase agreement through which 22NW Fund acquired its shares, and (iii) registration delay fees owed under a registration rights agreement entered into in connection with the issuance of the Series A Preferred Stock. The complaint also seeks the equitable remedy of specific performance under the aforementioned stock purchase agreement, requesting an order compelling the Company to file a proxy statement with the SEC and to hold a stockholder meeting to seek the approval of the removal of the current cap on the conversion of Series A Preferred Stock into Common Stock as set forth in the Certificate of Designations related to the Preferred Stock. On February 24, 2025, the Company filed a motion to dismiss all claims against it except for the claims relating to the registration delay fees. The individual defendants filed separate motions to dismiss the complaint against them in its entirety. Those motions were fully briefed on April 9, 2025. The Court has not scheduled a hearing on the motions or stated whether it will do so. On March 27, 2025, the Court issued a case management order setting forth an initial schedule for discovery, which is ongoing.
The Company intends to vigorously defend itself and its former officers and directors in this action. Any potential loss arising from these claims is not currently probable or estimable. The Company has, however, accrued for the registration delay fees sought by 22NW Fund. The Company also held a Special Meeting of Stockholders on April 10, 2025, at which time the stockholders approved the removal of the Exchange Limit cap on the conversion of Series A Preferred Stock into Common Stock.

Oversight of Risk Management
The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of senior management on areas of material risk to the Company, including operational, information technology, financial, legal and regulatory, and strategic and reputational risks. Our Audit Committee oversees management of financial risk exposures, including the integrity of our accounting and financial reporting processes and controls. As part of this responsibility, the Audit Committee meets periodically with the Company’s independent registered public accounting firm, our internal auditor, and our financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Additionally, the Audit Committee reviews significant findings prepared by the Company’s independent registered public accounting firm and our internal auditor, together with management’s response. Our Nominating and Corporate Governance Committee has responsibility for matters relating to corporate governance. As such, the charter for our Nominating and Corporate Governance Committee provides for the committee to periodically review and discuss our corporate governance guidelines and policies.
Effective November 30, 2023, the Board adopted a compensation recoupment policy that applies to all incentive compensation received by a covered officer on or after October 2, 2023 and requires recoupment (“clawback”) of recoverable incentive compensation in the event of certain accounting restatements. The compensation recoupment policy is designed to comply with Section 10D of the Exchange Act and Rule 10D-1 promulgated thereunder, as well as Nasdaq Listing Rules. Except as specifically set forth in the policy, the policy is administered by the Compensation Committee as part of the management of compensation-related risk. See “Compensation Discussion and Analysis – Consideration of Risk in Compensation.”
Compensation Committee Interlocks and Insider Participation
During fiscal year 2025, none of the Company’s executive officers served on the board of directors of any entities whose directors or officers serve on the Compensation Committee. None of the Compensation Committee’s current members has at any time been an officer or employee of Lifecore. None of Lifecore’s executive officers currently serve, or in the past fiscal year have served, as members of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on Lifecore’s Board of Directors or the Compensation Committee.
Compensation of Directors
When establishing and reviewing our directors’ compensation, we consider the level of work and involvement the directors have with our business. We also consider compensation paid to directors in the marketplace generally and at our peer group companies. In fiscal year 2025, we compensated our directors as follows:
•we paid each non-employee director an annual retainer of $50,000;
•we paid the Chair of the Board an additional annual retainer of $95,000,
•we paid each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee a retainer of $10,000, $10,000 and $5,000, respectively;
•for each director serving as the chair of a committee, in lieu of the retainer for committee membership, we paid the chair of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee a retainer of $20,000, $20,000 and $10,000, respectively; and
•we granted each non-employee director restricted stock units (“RSUs”) with a fair market value of $150,000 as of the date of grant.

Cash retainers are prorated if a director serves less than a full year in the applicable position. We do not pay meeting fees for our Board or standing committee meetings but we reimburse our non-employee directors for their reasonable out-of-pocket costs and travel expenses in connection with their attendance at Board and committee meetings. In addition to the standing committees, the Board has formed a special committee to consider certain litigation and related party matters composed of Ms. Houde and Messrs. Antunes, Johnson and Schechter. Each member of the special committee receives (i) $1,000 (and $1,500 for the chair) for each meeting attended between the formation of the special committee and the annual meeting held on August 15, 2024, (ii) following such annual meeting, $6,250 for each quarter thereafter for so long as the special committee is not disbanded, commencing November 1, 2024.
Typically, RSUs have been granted to non-employee directors at the first Compensation Committee meeting following the end of the fiscal year. The Compensation Committee believes that our annual RSU awards are aligned to the general trend toward fixed-value, share awards. Consistent with this timing, we granted RSUs for 30,000 shares on July 8, 2024 to the non-employee directors then serving: Mr. Barbarosh, Dr. Calloway, Mr. Diradoorian, Mr. Edwards, Ms. Houde, Mr. Kiper, Mr. Obus and Mr. Schechter. These RSUs were scheduled to vest and settle on the earlier of the one year anniversary of the grant date (July 8, 2025) or the date of the annual meeting of stockholders first held in calendar year 2025 (provided such date is no less than 50 weeks from the grant date). Under the terms of these RSU awards, the RSU would terminate in the event of removal of the director by the Company’s stockholders or, in the event of termination of Board service for any other reason, prorated vesting from June 1, 2024 to the date of termination of service.
On August 15, 2024, following the annual meeting held on that date, Mr. Antunes, Mr. Aryeh, Mr. Johnson and Mr. Korenberg were appointed to the Board and on August 19, 2024, each newly appointed non-employee director was granted a pro-rata RSU award of 24,554 shares, or $137,500. In order to align the vesting of the non-employee director RSU awards, the RSU awards granted on August 19, 2024 also vested and settled on the earlier of July 8, 2025 or the date of the annual meeting of stockholders first held in calendar year 2025 (provided such date is no less than 50 weeks from July 8, 2024). Based on his service as a non-employee director, the RSU award granted to Mr. Barbarosh was vested and settled on August 15, 2024. Given the timing of the Annual Meeting, the RSU awards granted to the other non-employee directors were vested and settled on July 8, 2025.
On August 15, 2024, following the annual meeting held on that date, Dr. Calloway resigned from the Board and Mr. Barbarosh ceased serving on the Board given his determination not to stand for reelection at that annual meeting. Accordingly, compensation for Dr. Calloway and Mr. Barbarosh below reflects a partial year. Compensation for Messrs. Antunes, Aryeh, Johnson and Korenberg also reflects a partial year given their appointments on August 15, 2024.
All compensation paid by us during fiscal year 2025 to our non-employee directors is detailed below. Mr. Josephs’ compensation is reflected in the executive compensation tables contained in this Proxy Statement, and he did not receive any additional compensation from us for his duties as a director.

Name	Fee Earned or Paid in Cash ($)	Stock Awards ($)(1)	Other	Total ($)
Humberto C. Antunes (2)	$66,408	$137,502	$—	$203,910
Jason Aryeh (2)	$47,975	$137,502	$—	$185,477
Craig A. Barbarosh	$38,750	$150,000	$—	$188,750
Nathaniel Calloway	$12,500	$150,000	$—	$162,500
Raymond H. Diradoorian	$41,512	$150,000	$—	$191,512
Jeffrey L. Edwards	$49,192	$150,000	$—	$199,192
Katrina L. Houde (2)	$155,111	$150,000	$—	$305,111
Paul H. Johnson (2)	$68,615	$137,502	$—	$206,117
Christopher S. Kiper (2)	$55,578	$150,000	$—	$205,578
Matthew E. Korenberg (2)	$51,067	$137,502	$—	$188,569
Nelson Obus (2)	$65,003	$150,000	$—	$215,003
Joshua E. Schechter (2)	$93,369	$150,000	$—	$243,369
(1)Reflects the aggregate grant date fair value of RSUs and options determined in accordance with the Financial Accounting Standards Board Accounting Standards, Codification Topic 718, Compensation – Stock Compensation, or ASC 718. The assumptions made in these valuations are included in Note 13 — Stock-based compensation in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 25, 2025.
(2)As of May 25, 2025, there were no outstanding options held by members of the Board. As of May 25, 2025, Ms. Houde and Messrs. Kiper, Obus and Schechter each had 30,000 outstanding and unvested RSUs and Messrs. Antunes, Aryeh, Johnson and Korenberg each had 24,554 outstanding and unvested RSUs.
Stock Ownership Requirements
The Board has determined that ownership of Common Stock by officers and directors promotes a focus on long-term growth and aligns the interests of the Company’s officers and directors with those of its stockholders. As a result, the Board has adopted stock ownership guidelines stating that the Company’s non-employee directors and its executive officers should maintain certain minimum ownership levels of Common Stock. Under these guidelines, each non-employee director of the Company is expected to maintain ownership of Common Stock having a value of at least three times the amount of the annual cash retainer paid for service as a non-employee director. For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired, or the vesting date in the case of RSUs. All non-employee directors of the Company that have served for at least five years were in compliance with these guidelines as of May 25, 2025. For information on the compliance of our executive officers with our stock ownership guidelines, please see “Compensation Discussion and Analysis—Executive Stock Ownership Requirements.”
Newly elected directors have five years from the date they are elected to meet these guidelines. In the event a non-employee director’s cash retainer increases, he or she will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, directors are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay the exercise price.

Executive Officers of the Company
The following sets forth certain information with regard to each of our current executive officers. Ages are as of the Record Date.

Name	Age	Position
Paul Josephs	60	President, Chief Executive Officer and Director
Ryan D. Lake	48	Chief Financial Officer
Thomas D. Salus	56	Chief Legal and Administration Officer, Secretary
For biographical information on Mr. Josephs, please see “Proposal No. 2: Election of Directors—Director Biographies.”
Ryan D. Lake has served as our Chief Financial Officer since September 3, 2024. Prior to joining Lifecore, Mr. Lake served as the Chief Financial Officer of Societal CDMO, Inc., a bi-coastal contract development and manufacturing organization (“CDMO”) with capabilities spanning pre-investigational new drug development to commercial manufacturing and packaging for a wide range of therapeutic dosage forms with a primary focus on small molecules. Mr. Lake served as the Chief Financial Officer of Societal CDMO (formerly Recro Pharma, Inc.), which was a public company and listed on the Nasdaq Stock Market, from January 2018 until its sale to CoreRx, Inc. in April 2024. He remained with Societal CDMO after the sale to CoreRx during a transition period that ended in May 2024. As Societal CDMO’s Chief Financial Officer, Mr. Lake was responsible for all finance and accounting functions, SEC reporting, investor relations, and information technology and security. He also played an instrumental role in the sale of Societal CDMO to CoreRx in April 2024. Mr. Lake previously served as Societal CDMO’s Senior Vice President of Finance and Chief Accounting Officer from June 2017 to January 2018. Mr. Lake also concurrently served as the Chief Financial Officer of Baudax Bio, Inc. taking the company public when Recro Pharma, Inc. spun-out its Acute Care Division from its Contract Development and Manufacturing Organization from November 2019 to March 2021. Prior to joining Societal CDMO, Mr. Lake served as Chief Financial Officer and Vice President of Finance of Aspire Bariatrics, Inc., a privately held, commercial-stage, medical device company from July 2015 to June 2017. In addition to responsibility for all of Aspire Bariatrics’ finance and accounting and human resources functions, Mr. Lake supported Aspire Bariatrics through multiple rounds of capital raising and commercial scale-up and product launch. From 2012 to 2015, Mr. Lake held executive management and senior finance positions, including Director of the Natural Materials Division, Controller and Senior Director of Finance, at DSM Biomedical (successor to Kensey Nash Corporation after its acquisition in 2012), a division of Royal DSM (listed on Euronext Amsterdam), a global science-based company active in health, nutrition and materials. From 2002 to 2012, Mr. Lake held various senior financial positions of increasing responsibility, most notably Interim Chief Financial Officer and Senior Director of Finance, with Kensey Nash Corporation, a Nasdaq- listed medical device company. Earlier in his career, Mr. Lake worked at Deloitte & Touche, LLP. Mr. Lake has a B.S. degree in Accounting from West Chester University of Pennsylvania and is a certified public accountant and Chartered Global Management Accountant.

Thomas D. Salus has served as our Chief Legal and Administration Officer and Secretary since April 14, 2025. Prior to joining Lifecore, Mr. Salus served as the General Counsel – Corporate, Securities & Transactions and Assistant Secretary of Viatris Inc. (Nasdaq: VTRS), a global pharmaceutical and healthcare company which manufactures and distributes pharmaceutical products worldwide, from April 2024 until his departure in April 2025. Viatris is the successor to Mylan N.V. following its November 2020 combination with Pfizer Inc.’s Upjohn business. As Viatris’ General Counsel – Corporate, Securities & Transactions, Mr. Salus had leadership responsibilities for all aspects of corporate matters, including corporate governance, SEC and Nasdaq reporting and compliance, capital markets, mergers & acquisitions, strategic collaborations and global contracts. He also managed a team of more than 15 lawyers and other non-lawyer professionals. From June 2017 until November 2020 and November 2020 until April 2024, Mr. Salus served as a Deputy General Counsel, and Assistant Secretary at Mylan N.V. and Viatris Inc., respectively, with leadership responsibilities for corporate matters. Mr. Salus also served as Associate Global General Counsel – BD and Operations at Mylan, N.V. from March 2014 until June 2017. Prior to joining Mylan, Mr. Salus held key leadership positions with VWR International (now part of Avantor, Inc.), a multi-billion-dollar international distributor of laboratory equipment, chemicals and supplies for the life science industry. Mr. Salus also was an attorney at several major law firms, including Faegre Drinker Biddle & Reath LLP. Mr. Salus has a B.S. degree in Business Administration from Bucknell University and a Juris Doctorate degree from Boston College Law School.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
The Company’s Bylaws currently provide for no fewer than six and no more than twelve directors. The authorized number of directors is currently set at nine. At the Annual Meeting, nine directors will be elected: two solely by the holders of the Series A Preferred Stock and seven by the holders of both our Common Stock and Series A Preferred Stock, voting together as if they were a single class.
As described in more detail under “Corporate Governance—Board of Directors Meetings and Committees,” in considering candidates for election to the Board, the Nominating and Corporate Governance Committee considers a number of factors, including the ability of prospective nominees to represent the interests of our stockholders, the extent to which the prospective nominees contribute to the range of talent, skill, and expertise appropriate for the Board, and the extent to which the prospective nominees facilitate the reflection of directors with diverse backgrounds and experiences. Pursuant to the Cooperation Agreements, the Board has nominated Mr. Johnson for election as a director and Messrs. Aryeh and Kiper for election as the Series A Preferred Directors at the Annual Meeting. See “Corporate Governance and Board Matters—Cooperation Agreement” for additional information.
The Non-Series A Preferred Directors to be Elected by All Stockholders
Based on the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated, and recommends that stockholders elect, the following individuals to serve as non-Series A Preferred Directors:
•Katrina L. Houde
•Humberto C. Antunes
•Paul H. Johnson
•Paul Josephs
•Matthew E. Korenberg
•Nelson Obus; and
•Joshua E. Schechter
The Series A Preferred Directors to be Elected Only by Series A Preferred Stockholders
The Certificate of Designations provides that, immediately following the closing date of the sale of Series A Preferred Stock, the holders of the Series A Preferred Stock are entitled to elect two Series A Preferred Directors. Thereafter, for so long as 30% of the amount of Series A Preferred Stock issued on the first date of the issuance of Series A Preferred Stock remains outstanding, holders of the Series A Preferred Stock have the right, voting separately as a single class, to nominate one or more persons for election to the Board to fill any vacancy created in any year in which a Series A Preferred Director’s term expires. Pursuant to the Cooperation Agreements, the Board has nominated, and recommends that stockholders re-elect at the Annual Meeting, Jason Aryeh and Christopher S. Kiper as the Series A Preferred Directors.
All directors elected at the Annual Meeting will serve until the next annual meeting of stockholders and their successors are elected and qualified or until his or her death, resignation or removal.
The biographies and qualifications of the director nominees named in this Proposal No. 1 are set forth below under “Director Nominee Biographies.”

Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE FOLLOWING NOMINEES:
•KATRINA L. HOUDE
•HUMBERTO C. ANTUNES
•PAUL H. JOHNSON
•PAUL JOSEPHS
•MATTHEW E. KORENBERG
•NELSON OBUS
•JOSHUA E. SCHECHTER
•JASON ARYEH, as a Series A Preferred Director
•CHRISTOPHER S. KIPER, as a Series A Preferred Director
Director Nominee Biographies
The following sets forth certain information with regard to each of our current directors, each of whom is also a nominee for election at this Annual Meeting. Ages are as of the Record Date.

Name	Age	Position	Director Since
Katrina L. Houde	67	Director, Chair of the Board	2019
Humberto C. Antunes	64	Director	2024
Jason Aryeh*	57	Director	2024
Paul H. Johnson	67	Director	2024
Paul Josephs	60	President, Chief Executive Officer and Director	2024
Christopher S. Kiper*	54	Director	2023
Matthew E. Korenberg	50	Director	2024
Nelson Obus	78	Director	2018
Joshua E. Schechter	52	Director	2020
* Series A Preferred Director
Katrina L. Houde has served as a member of the Board since August 5, 2019. Ms. Houde is currently serving as an independent advisor to select food companies. In January 2024, Ms. Houde joined the board of directors for Brimich Logistics a privately held warehousing and logistics company in Canada. Ms. Houde has served on the Board of Directors at SunOpta, Inc. (Nasdaq: STKL) since January 2000 through September 2024, where she also served as Chair of the Compensation Committee and as a member of the Audit Committee until November 2016. Ms. Houde served as Interim CEO for SunOpta, Inc. on two occasions, from October 2016 until March 2017 and again from January to March of 2019, and was instrumental in leading a major operational turnaround. Before and between her roles as Interim CEO of SunOpta, Inc., Ms. Houde had various consulting engagements in the food industry. Prior to becoming a food industry consultant, Ms. Houde was President of Cuddy Food Products, a division of Cuddy International Corp., from January 1999 to March 2000 and was Chief Operating Officer of Cuddy International Corp. from January 1996 to January 1999. She is a member of the Board of Directors of a number of private and charitable organizations. Ms. Houde holds an Honours Bachelor of Commerce degree from the University of Windsor.

The Board believes that Ms. Houde’s extensive experience in senior management and corporate strategy roles, as well as her service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.
Humberto C. Antunes has served as a member of the Board since August 2024. Mr. Antunes is an entrepreneur in healthcare, with 40 years of experience in the industry. Mr. Antunes has served as a Partner at Gore Range Capital LLC, a venture capital company focused on healthcare. Mr. Antunes served as CEO of Nestle Skin Health S.A., a subsidiary of Nestle S.A., from June 2014 to December 2016. From April 2004 to December 2016, Mr. Antunes served as CEO of Galderma Pharma S.A., a subsidiary of Nestle Skin Health S.A., where he also served as chairperson of its board of directors from June 2014 to December 2016. Prior to his time at Galderma, Mr. Antunes served as President, North America at Galderma Laboratories, L.P., from January 2001 to April 2004. For two decades, Mr. Antunes serves on the board of directors of the American Skin Association. Mr. Antunes received a Bachelor of Science in Business Administration from the University of Nebraska.
The Board believes that Mr. Antunes is well qualified to serve on the Board because of his extensive experience in the healthcare industry as an executive and board member.
Jason Aryeh has served as a member of the Board since August 2024. Mr. Aryeh has more than 25 years of equity investment experience focused on the life sciences industry. He is the Founder and Managing General Partner of JALAA Equities, LP, a private investment fund focused on the biotechnology and medical device sectors. He has served in such capacity since 1997. Mr. Aryeh currently serves on the board of directors of Ligand Pharmaceuticals Incorporated (Nasdaq: LGND), Orchestra BioMed (Nasdaq: OBIO), and Anebulo Pharmaceutical (Nasdaq: ANEB). He serves as Chairman of Ligand’s Nominating & Governance and on its Compensation Committee, as Chairman of Orchestra’s Nominating & Governance and on its Audit Committee, on Lifecore’s Nominating & Governance Committee, and as Chairman of Anebulo’s Nominating & Governance and on its Audit Committee. Since 2006, Mr. Aryeh has served on the board of directors or as a consultant to over fifteen public and private life sciences companies and charitable foundations, including the Cystic Fibrosis Foundation’s Therapeutics board from February 2011 to February 2018. Mr. Aryeh earned a B.A. in Economics, with honors, from Colgate University and is a member of the Omnicron Delta Epsilon Honor Society in Economics.
The Board believes that Mr. Aryeh’s extensive experience in the equity investments and life sciences, as well as his service on other boards of directors, provides the Board of Directors with significant insight with regards to operational and governance matters.
Paul H. Johnson has served as a member of the Board since August 2024. Mr. Johnson has significant CDMO experience, with over 30 years of broad and diverse executive management and board roles within the pharmaceutical and medical device industries. Mr. Johnson was President and CEO of DPT Laboratories, a CDMO focused on sterile and non-sterile topical products, and Renaissance Acquisition Holdings, a branded specialty generics company, from 2015 to 2016. He served as President of DPT from 2002 to 2015. Following the sale of DPT and Renaissance in June 2016, Mr. Johnson served as an Operating Partner at Ampersand Capital Partners, a private equity firm focused on healthcare companies, from 2018 to March 2025. Mr. Johnson has been a member of the board of directors of Lil’ Drug Store Products since June 2005, where he also served on the compensation committee from November 2018 through December 2024 and joined the risk committee in January 2025. Mr. Johnson has also been a member of the board of directors of Tjoapack, a privately owned CDMO company, since December 2022, where he is the executive chairman and an advisor to its compensation committee. He has also served on the board of directors of Phosphorex, a privately owned CDMO company, since January 2023. Additionally, Mr. Johnson served on the board of directors of MedPharm Ltd., a privately owned CDMO company, from November 2018 to January 2024, where he served as executive chairman and was a member of its compensation committee from November 2020 to January 2024. Mr. Johnson received a Bachelor of Arts in Spanish and Speech Communication from the University of Texas El Paso, as well as a MBA from Southern Methodist University.

The Board believes that Mr. Johnson is well qualified to serve on the Board because of his extensive experience in the CDMO industry as both an executive and board member.
Paul Josephs has served as a member of the Board and as our President and Chief Executive Officer since May 2024. Mr. Josephs previously served as President and Chief Executive Officer, and as a member of the board of directors, of Woodstock Sterile Solutions, a contract development and manufacturing company, from 2021 to April 2024. Prior to joining Woodstock, Mr. Josephs served as Head of CDMO – Global Business Development at Viatris Inc. (Nasdaq: VTRS) from 2016 to 2021. Mr. Josephs also served in numerous roles at DPT Laboratories from 1997 until it was acquired by Viatris, including most recently as Senior Vice President, Sales, Marketing and Corporate Development. Mr. Josephs received a B.A. from the University of Western Ontario in Canada.
The Board believes that Mr. Josephs is well qualified to serve on the Board given his nearly 35 years of experience in the pharmaceutical industry, including more than 30 years of CDMO experience. As Lifecore’s CEO, Mr. Josephs also possesses both operational and strategic insights into the Company, making him a critical tether between the Board and the Company’s executive officers.
Christopher S. Kiper has served as a member of the Board since January 2023. Mr. Kiper has served as a Co-Founder, Managing Director and Chief Investment Officer of Legion Partners Asset Management, LLC (“Legion”), an investment fund focused on accumulating large ownership stakes in undervalued U.S. small-cap companies, since April 2012, and at Legion’s predecessor entities from January 2010 to April 2012. Prior to co-founding Legion, he served as Vice President at Shamrock Capital Advisors, the alternative investment vehicle of the Disney family, where he served as Portfolio Manager of the Shamrock Activist Value Fund, a concentrated, long-only, activist fund, from April 2007 to January 2010. Before that, Mr. Kiper founded and operated the Ridgestone Small Cap Value Fund, a small-cap targeted activist fund in association with the Ridgestone Corporation, an investment firm, from June 2000 to June 2007. From 1998 to 2000, he served as the Director of Financial Planning at Global Crossing Ltd., a telecommunications company that provided computer networking services. Mr. Kiper began his career as an Auditor at Ernst & Young Global Limited, an international tax, consulting and advisory service, from 1994 to 1997. Mr. Kiper received a B.S.B.A. in Accounting from the University of Nebraska in 1993.
The Board believes that Mr. Kiper is well qualified to serve on the Board of Directors because of his extensive experience as an investor and advisor to small-cap public companies and his financial expertise.
Matthew E. Korenberg has served as a member of the Board since August 2024. Mr. Korenberg is a seasoned executive with significant leadership experience in the healthcare industry. He has served as Palvella Therapeutics, Inc.'s (Nasdaq: PVLA) Chief Financial Officer since October 2024. Prior to joining Palvella, he served as President and Chief Operating Officer of public biotechnology company Ligand Pharmaceuticals Incorporated (Nasdaq: LGND) since November 2022 and, prior to that, as the company’s Chief Financial Officer since August 2015. Prior to Ligand Pharmaceuticals, Mr. Korenberg was the founder, Chief Executive Officer, and a director of NeuroCircuit Therapeutics, a company focused on developing drugs to treat genetic disorders of the brain with an initial focus on Down syndrome. Prior to founding NeuroCircuit Therapeutics, Mr. Korenberg served as a Managing Director and member of the healthcare investment banking team at The Goldman Sachs Group (NYSE: GS) from July 1999 to August 2013. During his 14-year tenure at Goldman Sachs, Mr. Korenberg focused on advising and financing companies in the biotechnology and pharmaceutical sectors and was based in New York, London and San Francisco. From May 2020 until October 2024, Mr. Korenberg served on the board of directors, including the audit and compensation committees, of Qualigen Therapeutics, Inc. (Nasdaq: QLGN), a public company that develops and manufactures oncology focused therapeutics and diagnostic products. He earned a B.B.A. in Finance and Accounting from the University of Michigan.
The Board believes that Mr. Korenberg is well qualified to serve on the Board because of his extensive experience in the healthcare industry, financial roles and investment banking.

Nelson Obus has served as a member of the Board since October 2018. Mr. Obus is a co-founder, President, and Chief Investment Officer at Wynnefield Capital, Inc. which he co-founded with Joshua Landes in November 1992. Mr. Obus manages the firm, oversees its investment portfolio. Previously, from January 1990 until September 1992, he was the director of research at Schafer Capital Management, Inc. Prior to that, Mr. Obus was a director of sell side research in the equity sales department at Lazard Frères & Co. Before that, he was a manager at Massachusetts Department of Environmental Management. Mr. Obus holds a Bachelor of Arts degree from New York University and a Master of Arts in political science from Brandeis University.
The Board believes that Mr. Obus’ extensive financial experience with technology and small- to middle-market companies provides the Board of Directors with valuable insights of an experienced investment manager.
Joshua E. Schechter has served as a member of the Board since October 2020. He is a private investor and public company director. Since 2015, he has served as a director of Pursuit Attractions and Hospitality, Inc. (NYSE: PRSU) (formerly known as Viad Corp.) a global attractions and hospitality company. Mr. Schechter served as a member of the Board of Directors of Bed Bath & Beyond (Nasdaq: BBBY) from May 2019 to September 2023, as Chairman of its Audit Committee. He also served as Chairman of the Board of Directors of Support.com, Inc. (Nasdaq: SPRT), a leading provider of cloud-based software and services, from June 2016 to September 2021. From April 2018 to January 2020, he served as Chairman of the Board of Directors of SunWorks, Inc. (Nasdaq: SUNW), a premier provider of high-performance solar power solutions. From 2001 to June 2013, Mr. Schechter served as Managing Director of Steel Partners Ltd., a privately owned hedge fund sponsor, and from 2008 to June 2013, served as Co-President of Steel Partners Japan Asset Management, LP, a private company offering investment services. Mr. Schechter earned a Master of Public Administration in Professional Accounting and a Bachelor of Business Administration from The University of Texas at Austin.
The Board believe that Mr. Schechter’s experience in corporate governance matters, capital markets, acquisitions, and other transactions in a variety of industries, together with his managerial and public company board experience, provides valuable insight to the Board of Directors.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed the firm of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending December 31, 2025, and recommends that the stockholders vote for ratification of this appointment. In the event the stockholders do not ratify such an appointment, the Audit Committee may reconsider its selection. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.
On August 12, 2025, the Audit Committee approved the appointment of KPMG as the Company’s independent registered public accounting firm for the transition period ending December 31, 2025. Also, on August 12, 2025, the Audit Committee approved the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm. BDO served as the Company’s independent registered public accounting firm from April 29, 2024 to August 12, 2025. BDO audited the financial statements of the Company for the fiscal year ending May 26, 2024 and for the fiscal year ending May 25, 2025.
Prior to BDO, Ernst & Young LLP (“EY”) served as the Company’s independent registered public accounting firm from 2008 to March 20, 2024. On March 20, 2024, the Company received notice from EY that it was declining to stand for reappointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending May 26, 2024.
BDO’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended May 26, 2024 and May 25, 2025 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of BDO on the effectiveness of internal control over financial reporting as of May 26, 2024 and May 25, 2025 stated that the Company did not maintain, in all material respects, effective internal control over financial reporting based on the COSO criteria due to material weaknesses as of May 26, 2024 and May 25, 2025, respectively.
During the fiscal years ended May 26, 2024 and May 25, 2025, and during the subsequent interim period through August 12, 2025, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Exchange Act) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to BDO’s satisfaction, would have caused BDO to make reference thereto in their report.
During the fiscal years ended May 26, 2024 and May 25, 2025, and during the subsequent interim period through August 12, 2025 there were no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K, other than those previously disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2025, as set forth below:
As reported in our Annual Report on Form 10-K for the fiscal year ended May 26, 2024, we identified material weaknesses in our internal control over financial reporting that existed as of May 26, 2024 due to deficiencies that aggregated to material weaknesses relating to the following components of the COSO framework:
•Control Environment – maintaining a sufficient complement of personnel to timely support the Company’s internal control objectives and ensuring personnel conduct internal control related responsibilities;
•Risk Assessment – identification and assessment of risks and changes in the business model resulting from recent disposition activities that impacted the design of control activities, including the precision of management review controls, and the completeness of controls required to support the financial reporting framework;

•Information and Communication – design of controls to validate the completeness and accuracy of information used in the performance of control activities;
•Monitoring – as a result of the material weaknesses described above, the Company failed to design and implement certain monitoring activities that were responsive to timely identification and remediation of control deficiencies; and
•Control Activities – as a result of the material weaknesses in the COSO components identified above, the control activities were ineffective and represent a material weakness.
The material weaknesses identified above relate to matters such as the accounting for and classification of certain non-standard transactions, inventory valuation, the capitalization of interest on assets under construction, recording of development revenue and related cost of sales, the presentation of certain operating costs and expenses of continuing operations and discontinued operations, and the write off of other receivables of the Company’s former Curation Foods businesses.
Management concluded that, as of May 25, 2025, there continued to be deficiencies in the internal control over financial reporting that aggregated to material weaknesses relating to the COSO components of Information and Communication, Control Activities and Monitoring.
The Audit Committee discussed the weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to inquiries of KPMG concerning such material weaknesses.
EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 28, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. EY’s report on the Company’s consolidated financial statements for the fiscal year ended May 29, 2022 contained an explanatory paragraph related to the Company’s ability to continue as a going concern but did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principles.
During the 2022 and 2023 fiscal years and the subsequent interim period through March 20, 2024, there were no disagreements with EY on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, which disagreements, if not resolved to the satisfaction of EY, would have caused EY to make reference to the matter in their reports on the Company’s financial statements for such years. There were also no reportable events, except that EY issued an adverse opinion in their report on internal control over financial reporting as of May 28, 2023, and May 29, 2022 as a result of material weaknesses in the Company’s internal control over financial reporting that the Company reported in Part II, Item 9A of the Company’s Annual Report on Form 10-K/A for the fiscal year ended May 29, 2022, filed with the SEC on March 16, 2023, and its Annual Report on Form 10-K for the fiscal year ended May 28, 2023, filed with the SEC on March 20, 2024.
Fees Paid to Independent Registered Public Accounting Firm
The following table presents the aggregate fees billed to the Company for professional services rendered by BDO USA, P.C. for the fiscal years ended May 25, 2025 and May 26, 2024.

Service	Fiscal Year 2025	Fiscal Year 2024
Audit fees	$2,035,070	$3,313,365
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$2,035,070	$3,313,365

Audit Fees were for professional services rendered for the integrated audit of the Company’s annual financial statements and internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, for the review of the Company’s interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, and consultations on matters addressed during the current audit or interim reviews.
Audit Committee Pre-Approval Policies
The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval, and the fees for the services performed to date. The Audit Committee, or its designee, may also pre-approve particular services on a case-by-case basis.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
The Compensation Discussion and Analysis section (the “CD&A”) of this Proxy Statement describes the Company’s executive compensation program and the compensation decisions that the Compensation Committee and the Board made in fiscal year 2025 with respect to the compensation of our named executive officers. As required by Section 14A of the Exchange Act, we are providing stockholders with a non-binding, advisory vote on the compensation of our named executive officers as described in this Proxy Statement, which is sometimes referred to as a “say-on-pay” vote. The Board is asking stockholders to cast a non-binding, advisory vote for the following resolution:
“RESOLVED, that the fiscal year 2025 compensation paid to Lifecore Biomedical, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including in the Compensation Discussion and Analysis, compensation tables, and narrative discussion set forth in the proxy statement for the Company’s 2025 annual meeting of stockholders, is hereby APPROVED.”
We urge stockholders to read the CD&A, as well as the Summary Compensation Table and related compensation tables directly following the CD&A, which provide detailed information on the Company’s compensation policies and practices.
As we describe in the CD&A, our executive compensation program is designed to attract, reward and retain talented officers and embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of our executives with our stockholders. The 2025 program reflects the ongoing transition in the Lifecore CDMO business, including a Chief Financial Officer transition as part of the realignment of our executive and leadership team to our CDMO business. The new hire compensation packages negotiated with the CFO and the Chief Legal and Administration Officer were heavily weighted toward performance-based compensation and specifically, performance-based equity awards in the form of performance stock units (“PSUs”). Our 2025 program also emphasized Company financial performance in fiscal year 2025 through the 2025 Bonus Plan and achievement of Company business goals through the bonus shares and discretionary cash bonuses awarded to the Chief Executive Officer and Chief Financial Officer pursuant to a disciplined process that considered the specific actions and achievements of management that will be important to the success of our CDMO business in fiscal year 2025 and beyond.
For these reasons, the Board is asking stockholders to support this proposal. Although the vote we are asking you to cast is non-binding, the Compensation Committee and the Board value the views of our stockholders and will consider the outcome of the vote when determining future compensation arrangements for our named executive officers.
Board Recommendation
THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE ADVISORY RESOLUTION ON THE EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT
The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting.
Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal year ending May 25, 2025, BDO, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with U.S. generally accepted accounting principles.
In this context, the Audit Committee reviewed and discussed the audited consolidated financial statements for the fiscal year ended May 25, 2025 with management and with BDO. Management represented to the Audit Committee that the Company’s audited consolidated financial statements for the fiscal year ended May 25, 2025 were prepared in accordance with U.S. generally accepted accounting principles.
The Audit Committee also met with the Company’s independent registered public accounting firm, with and without management present, to discuss the overall scope and plans for their audit, the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting, and all other matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.
The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with BDO its independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended May 25, 2025 for filing with the SEC.
This report is submitted by the Audit Committee:
Matthew E. Korenberg (Chairperson)
Jason Aryeh
Katrina L. Houde
Joshua E. Schechter
The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of Common Stock and Series A Preferred Stock as of the Record Date as to (i) each person who is known by the Company to beneficially own more than 5% of any class of the Company’s voting stock, (ii) each of the Company’s directors and director nominees, (iii) each of the executive officers named in the Summary Compensation Table of this Proxy Statement (NEOs), and (iv) all directors and executive officers as a group. The business address of each director, director nominee, and current executive officer named below is c/o Lifecore Biomedical, Inc., 3515 Lyman Blvd., Chaska, MN 55318.
The number of shares of stock beneficially owned by each person or entity is determined in accordance with the applicable rules of the SEC and includes voting or investment power with respect to such shares.

	Shares Beneficially Owned
Name	Number of Shares of Common Stock (1)	Percent of Common Stock	Number of Shares of Series A Preferred Stock	Percent of Series A Preferred Stock	Combined Voting Power
5% Stockholder
Wynnefield Capital, Inc. (2)	5,420,561	14.25%	3,908	8.39%	14.25%
Legion Partners Asset Management, LLC (3)	6,762,432	17.02%	15,030	32.26%	17.02%
BlackRock, Inc (4)	1,868,503	4.99%	—	—%	4.99%
22NW, LP (5)	3,024,758	7.52%	18,035	38.71%	7.52%
Greenhaven Road Investment Management, LP (6)	3,616,146	9.66%	—	—%	9.66%
325 Capital (7)	3,082,710	8.04%	6,012	12.90%	8.04%
LW Capital Management (8)	1,899,992	5.08%	—	—%	5.08%

Directors, Nominees, and Named Executives
Humberto C. Antunes	27,554	*	—	—	*
Jason Aryeh	24,554	*	—	—	*
Katrina L. Houde	89,906	*	—	—	*
Paul H. Johnson	24,554	*	—	—	*
Christopher S. Kiper (3)	6,762,432	17.02%	15,030	32.26%	17.02%
Matthew E. Korenberg	24,554	*	—	—	*
Nelson Obus (2)	5,420,561	14.25%	3,908	8.39%	14.25%
Joshua E. Schechter	89,667	*	—	—	*
Paul Josephs	233,328	*	—	—	*
Ryan D. Lake	149,623	*	—	—	*
Thomas D. Salus	25,978	*	—	—	*
John D. Morberg (9)	27,538	*	—	—	*

All current directors and executive officers as a group (11 persons)	12,900,249	31.98%	18,938	44.60%	31.98%
* Represents beneficial ownership of less than 1%

(1)The number of shares of Common Stock beneficially owned by each holder includes (i) the total number of shares of Common Stock each such holder is deemed to beneficially own as of the Record Date based on the Company’s review of certain schedules filed with the SEC for 5% stockholders, the Company’s internal records and other information available to the Company, plus (ii) any shares of Common Stock that could be issued within 60 days of the Record Date upon conversion of shares of Series A Preferred Stock beneficially owned by such holder based on the Company's internal records, taking into account the Beneficial Ownership Limit. As to the Series A Preferred Stock, does not include payable in-kind (“PIK”) dividends issuable within 60 days of the Record Date.
As of the Record Date, there were no outstanding options held by the directors. For NEOs, there are no shares that could be acquired within 60 days of the Record Date upon the exercise of outstanding stock options. For directors, nominees and NEOs other than Mr. Lake, there are no shares that could be acquired within 60 days of the Record Date upon the vesting and settlement of outstanding RSUs. Mr. Lake may acquire 52,500 shares upon the vesting and settlement of outstanding RSUs within 60 days of the Record Date. For the current executive officers does not include any shares that may be acquired upon vesting and settlement of outstanding Performance Stock Unit awards since these awards will vest and be settled, if at all, based upon our future stock price.
(2)This information is based on (1) an Amendment No. 10 to Schedule 13D filed on July 5, 2024 by Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield Partners I”), Wynnefield Partners Small Cap Value, L.P. (“Wynnefield Partners”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”), Wynnefield Capital, Inc. Profit Sharing Plan (“Wynnefield Plan”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”) and Nelson Obus and Joshua Landes (collectively, the “Wynnefield Investors”), (2) the subsequent participation by the Wynnefield Investors in the PIPE Offering, and (3) 30,000 shares that were granted to Mr. Obus in his capacity as a director of the Company. According to the Schedule 13D/A, (i) Wynnefield Partners I has sole voting and sole dispositive power over 2,216,667 shares (including 243,814 shares issuable upon conversion of certain share of Series A Preferred Stock); (ii) Wynnefield Partners has sole voting and sole dispositive power over 1,396,408 shares (including 162,543 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Wynnefield Offshore has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iv) Wynnefield Plan has sole voting and sole dispositive power over 367,350 shares; (v) WCM has sole voting and sole dispositive power over 3,613,075 shares (including 406,357 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vi) WCI has sole voting and sole dispositive power over 938,554 shares (including 101,589 shares issuable upon conversion of certain shares of Series A Preferred Stock); (vii) Mr. Obus has sole voting and sole dispositive power over 88,687 shares and shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock), and (viii) Mr. Landes has shared voting and shared dispositive power over 4,918,979 shares (including 507,946 shares issuable upon conversion of certain shares of Series A Preferred Stock). On October 3, 2024, WCM purchased 122,930 shares of Common Stock and Wynnefield Partners purchased 169,753 shares of Common Stock, in each case, in the PIPE Offering. The address for each of the Wynnefield Investors is 450 Seventh Avenue, Suite 509, New York, New York 10123.
(3)This information is based on (1) an Amendment No. 9 to Schedule 13D filed on October 7, 2024 by Legion Partners, L.P. I, Legion Partners, L.P. II, Legion Partners, LLC, Legion Partners Asset Management, LLC, Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White (collectively the “Legion Investors”), and (2) 30,000 shares that were granted to Mr. Kiper in his capacity as a director of the Company. According to the Schedule 13D/A, (i) Legion Partners, L.P. I, has shared voting and shared dispositive power over 5,938,615 shares (including 1,854,347 shares issuable upon conversion of certain shares of Series A Preferred Stock); (ii) Legion Partners, L.P. II, has shared voting and shared dispositive power over 495,720 shares (including 176,434 shares issuable upon conversion of certain shares of Series A Preferred Stock); (iii) Legion Partners, LLC has shared voting and shared dispositive power over 6,434,335 shares (including 2,030,781 shares issuable upon conversion of certain shares of Series A Preferred Stock) (iv) Legion Partners Asset Management, LLC has shared voting and shared dispositive power over 6,462,604 shares (including 2,030,781 shares issuable upon conversion of certain shares of Series A Preferred Stock) , and (iv) each of Legion Partners Holdings, LLC, Christopher S. Kiper and Raymond T. White has shared voting and shared dispositive power over 6,462,404 shares (including 2,030,781 shares issuable upon conversion of certain shares of Series A Preferred Stock). Each of Messrs. Kiper and White, as a managing director of Legion Partners Asset Management, LLC and a managing member of Legion Partners Holdings, LLC, may be deemed the beneficial owner of the (i) 5,938,615 shares beneficially owned by Legion Partners, L.P. I, (ii) 495,720 shares beneficially owned by Legion Partners, L.P. II, (iii) 200 shares beneficially owned by Legion Partners Holdings, LLC, and (iv) 28,069 shares that were granted to Mr. Kiper in his capacity as a director of the Company. The address for each of the Legion Investors is 12121 Wilshire Blvd, Suite 1240, Los Angeles, CA 90025.
(4)This information is based solely on a Schedule 13G filed on July 17, 2025 by BlackRock, Inc. reporting ownership of Common Stock as of June 30, 2025. The address for Black Rock, Inc. is 50 Hudson Yards, New York, New York, 10001.

(5)This information is based solely on an Amendment No. 7 to a Schedule 13D filed on May 29, 2025 by 22NW Fund, LP (“22NW Fund”), 22NW, LP (“22NW”), 22NW Fund GP, LLC (“22NW GP”), 22NW GP, Inc. (“22NW Inc.”), Aron R. English, Bryson O. Hirai-Hadley and Nathaniel Calloway (collectively, the “22NW Investors”) and (2) the Company's internal records with respect to the number of shares of Common Stock into which the shares of Series A Preferred Stock may convert. According to the Schedule 13D/A, the 22NW Investors in the aggregate hold 2,975,398 shares (including 2,711,218 shares issuable upon conversion of certain shares of Series A Preferred Stock) over which each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English has sole voting and dispositive power. Furthermore, the Schedule 13D/A discloses 583 shares over which Mr. Hirai-Hadley has sole voting and dispositive power. Mr. Hirai-Hadley is head of research and partner at 22NW. By virtue of their respective positions with 22NW Fund, each of 22NW, 22NW GP, 22NW Inc. and Mr. English may be deemed to have sole power to vote and dispose of the shares directly beneficially owned by 22NW Fund. The address of the principal office of each of 22NW Fund, 22NW, 22NW GP, 22NW Inc. and Mr. English is 590 1st Avenue S, Unit C1, Seattle, WA 98104.
(6)This information is based solely on Amendment No. 2 to Schedule 13G filed on February 14, 2025 by Scott Miller, Greenhaven Road Investment Management, LP (“Greenhaven IM”), MVM Funds, LLC (“MVM”), Greenhaven Road Capital Fund 1, L.P. (“Greenhaven Fund 1”), and Greenhaven Road Capital Fund 2, L.P (“Greenhaven Fund 2” and, together with Greenhaven Fund 1, the “Funds”) (collectively, the “Greenhaven Investors”). According to the Schedule 13G, (i) each of Scott Miller, Greenhaven IM, and MVM has sole voting and sole dispositive power over 3,616,146 shares, (ii) Greenhaven Fund 1 has sole voting and sole dispositive power over 1,633,634 shares, and (iii) Greenhaven Fund 2 has sole voting and dispositive power over 1,982,512 shares, with the Funds directly owning the shares reported on the Schedule 13G. Greenhaven IM is the investment manager of Greenhaven Fund 1 and Greenhaven Fund 2. MVM is the general partner of each Greenhaven Fund 1, Greenhaven Fund 2 and Greenhaven IM. Mr. Miller is the controlling person of MVM. Accordingly, Mr. Miller, Greenhaven IM and MVM may be deemed to beneficially own the Common Stock directly owned by the Funds. The address for each of the Greenhaven Investors is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.
(7)Includes (i) 931 shares of Series A Preferred Stock held by 325 Capital Master Fund; (ii) 499 shares of Series A Preferred Stock held by Gothic ERP 649947; (iii) 2,702 shares of Series A Preferred Stock held by Gothic Corp 649429; (iv) 1,008 shares of Series A Preferred Stock held by Gothic JBD LLC 650324; and (v) 873 shares of Series A Preferred Stock held by Gothic HSP Corp 649359 (collectively, the “325 Capital Investors”). Based on the Company’s internal records, the number of shares of Common Stock into which the shares of Series A Preferred Stock beneficially owned by the 325 Capital Investors were, in the aggregate, 920,244. Also includes 792,682 shares of Common Stock purchased by affiliates of the 325 Capital Investors on October 3, 2024 in the PIPE Offering, and 1,369,785 shares of common stock subsequently purchased. To the knowledge of the Company, 325 Capital Master Fund LP has voting and investment discretion over the securities held by each of the 325 Capital Investors. The address for each of the 325 Capital Investors is 280 S Mangum St., Suite 210 Durham, NC 27701.
(8)This information is based solely on (1) Schedule 13G filed on February 14, 2024 by LW Capital Management, LLC. Laughing Water Capital, LP and Laughing Water Capital II, LP (collectively, the “LW Investors”) reporting beneficial ownership as of December 31, 2023, and (2) the subsequent participation by the LW Investors in the PIPE Offering. According to the Schedule 13G, (i) LW Capital Management, LLC has sole voting power and dispositive power over 544,294 shares and shared voting and dispositive power over 1,033,903 shares, (ii) Laughing Water Capital, LP has shared voting and dispositive power over 529,234 shares, and (iii) Laughing Water Capital II, LP has shared voting and dispositive power over 504,669 shares. On October 3, 2024, Laughing Water Capital, LP purchased 153,973 shares of Common Stock and Laughing Water Capital II, LP purchased 167,822 shares of Common Stock, in each case, in the PIPE Offering. The address for each LW Capital Management, LLC investors is 41 B North Village Road, Rockville Centre, NY 11570.
(9)Mr. Morberg ceased serving as our Chief Financial Officer on September 2, 2024. Information is based on Forms 4 and Forms 144 filed with the Securities and Exchange Commission and Lifecore records.

COMPENSATION DISCUSSION AND ANALYSIS
The following Compensation Discussion and Analysis (“CD&A”) describes the philosophy, objectives and structure of our fiscal year 2025 executive compensation program. This CD&A is intended to be read in conjunction with the tables that immediately follow this section, which provide further historical compensation information.
The following persons served as executive officers for all or a portion of fiscal year 2025 and are referred to in this proxy statement as the named executive officers or (“NEOs”):

Name	Position
Paul Josephs	President and Chief Executive Officer since May 20, 2024.
Ryan D. Lake	Chief Financial Officer since September 3, 2024.
Thomas D. Salus	Chief Legal and Administration Officer, Secretary since April 14, 2025.
John D. Morberg	Former Executive Vice President, Chief Financial Officer, and Secretary, served during a portion of fiscal year 2025 ending September 2, 2024.
This CD&A also is intended to provide a framework within which to understand the actual compensation awarded to, earned, or held by each named executive officer during fiscal year 2025 as reported in the accompanying compensation tables.
CD&A Reference Guide

Executive Summary	Section I
Compensation Philosophy and Objectives	Section II
Establishing Executive Compensation	Section III
Compensation Competitive Analysis	Section IV
Elements of Compensation	Section V
Additional Compensation Practices and Policies	Section VI
I.Executive Summary
Strategy
Fiscal year 2024 was the Company's first full fiscal year as a standalone fully integrated CDMO, without the Curation Foods segment, the last business of which was divested in May 2023. Like fiscal year 2024, fiscal year 2025 was a year of transition as we realigned our executive and leadership team to our CDMO business. This process began in fiscal year 2024 with the CEO succession that resulted in Paul Josephs becoming our new CEO and a member of the Board on May 20, 2024. On August 28, 2024, Ryan D. Lake was appointed as our Chief Financial Officer and Secretary, effective September 3, 2024. Mr. Lake succeeds John D. Morberg, whose employment ended September 2, 2024. As described further below, the Company and Mr. Lake entered into an employment agreement relating to his service as Chief Financial Officer, which was recommended by the Compensation Committee and approved by the Board. In order to expand our executive competencies as a standalone CDMO and realign our executive talent to the needs of our business, we created the new position of Chief Legal and Administration Officer and on April 14, 2025, Thomas D. Salus joined us in that role. As described further below, the Company and Mr. Salus entered into an employment agreement relating to his service as Chief Legal and Administration Officer, which was recommended by the Compensation Committee and approved by the Board.
In approving the new hire compensation arrangements for Messrs. Lake and Salus and in the design of the compensation program generally for fiscal year 2025, the Compensation Committee focused heavily on incentive and performance-based compensation, as described below.

Focus on Performance-Based Compensation
The 2025 Bonus Plan was designed to emphasize both revenue growth and expense management through its focus on achievement of Adjusted EBITDA, as well as four sustaining and growth objectives that the Compensation Committee believed were important to the success of our CDMO business in fiscal year 2025 and beyond. The Adjusted EBITDA performance goal was not met, primarily due to unexpected legal, auditing and related costs associated with legacy matters; however, after analyzing the Company’s overall performance and the performance of the executive officers, the Compensation Committee approved and the Board of Directors, on the recommendation of the Compensation Committee, approved the exercise of discretion to permit limited payouts under the 2025 Bonus Plan. In determining to exercise their discretion, the Compensation Committee and the Board considered the steps taken by the Company to actively mitigate the unexpected expenses and to improve the Company’s overall expense structure, and the initiatives implemented to position the Company well for sustainable growth, including measures to ensure compliance with SEC and Nasdaq listing requirements, enhance the leadership team, recalibrate the Company’s workforce, investor relations, and mitigate legal and operational risk.
The Compensation Committee also rewarded the executives for their efforts relating the successful $24.3 million private placement in October 2024 and the enhanced financial position of the Company by issuing shares of Common Stock to Messrs. Josephs and Lake, which provided cash-conserving performance-based compensation.
Additionally, in structuring the new-hire compensation package to Messrs. Lake and Salus, the Compensation Committee and the Board were focused on performance-based compensation that would align their interests with those of our stockholders and reinforce the performance-based design of Mr. Josephs’ new-hire compensation package. Accordingly, similar to Mr. Josephs, a key feature of the compensation packages to Messrs. Lake and Salus were PSU awards. The PSU awards will vest, if at all, based upon the average 20-day stock price achievement within the five-year performance period as compared to a range of ten prices. For Mr. Lake, the ten prices range from $5.00 per share to $30.00 per share, and on the date Mr. Lake’s PSU award was granted, our closing stock price was $4.37 per share. For Mr. Salus, the ten prices range from $7.50 per share to $35.00 per share, and on the date Mr. Salus’ PSU award was granted, our closing stock price was $6.17 per share. As a result, these executive officers will receive value from the PSU award if and to the extent our stock price improves over a sustained period of time. To the extent the PSU awards become vested, the Company will issue Messrs. Lake and Salus shares of Common Stock on the vesting date in settlement of the PSU award, with 50% of the shares so issued being restricted from transfer until the one-year anniversary of the vesting date. The Compensation Committee and the Board believe these restriction terms ensure continued alignment between these executive officers and our stockholders even after any vesting due to the potential for additional stock price achievement and further vesting.
Continued Strong Stockholder Support for Our Pay Program
Our 2024 Annual Meeting of Stockholders was held on November 7, 2024. At the 2024 Annual Meeting of Stockholders, our stockholders again expressed strong support for our executive compensation program as reflected in the non-binding, advisory vote on fiscal year 2024 named executive officer compensation (referred to as a “say-on-pay” vote). The say-on-pay proposal presented at our 2024 Annual Meeting of Stockholders received 99.1% approval by our stockholders. We attribute the strong stockholder support for the say-on-pay proposal to ongoing efforts to align performance and compensation, including the new hire compensation packages for our executive officers.

Components of Our Compensation Program
The Compensation Committee oversees our executive compensation program, which includes several compensation elements that have each been tailored to reward specific aspects of overall Lifecore performance that the Board believes are central to delivering long-term stockholder value.

Base Salary
Base salaries are set to be competitive with the marketplace. Base salaries are not automatically adjusted annually but instead are adjusted when the Compensation Committee judges that a change is warranted due to changes in an executive officer’s responsibilities, demonstrated performance or relevant market data. In fiscal year 2025, the base salaries for new executive officers were set at levels appropriate to attract superior executive talent, but recognizing the significant potential compensation opportunities available through performance-based compensation.

Short-Term Incentives
Annual cash incentive pay, which was delivered in fiscal year 2025 through the 2025 Bonus Plan, should be designed to reward achievement of financial and business results that align to our internal annual operating plan. In fiscal year 2025, the Compensation Committee selected Adjusted EBITDA as the financial performance goal for the 2025 Bonus Plan to emphasize both revenue growth and expense management, as well as four sustaining and growth objectives that the Compensation Committee believed were important to the success of our CDMO business in fiscal year 2025 and beyond.

Long-Term Incentives
Long-term equity awards provide executive officers with an incentive to increase long-term stockholder value, while also providing a retention vehicle for our executives. Mr. Josephs joined the Company as our new CEO in May 2024 and Mr. Lake joined the Company as our new CFO in September 2024 and both were provided significant turnaround new hire equity grants, including RSU grants on the first day of employment with vesting over the first five anniversaries of the grant date and PSU awards that will vest and be settled based on achievement of ten escalating stock price goals within five years, between $7.50 and $35.00 for Mr. Josephs and between $5.00 and $30.00 for Mr. Lake. Given these equity awards, the Compensation Committee does not currently expect to grant Messrs. Josephs and Lake additional annual equity awards until five years after their hire date. Similarly, when Mr. Salus was hired in April 2025, his compensation package emphasized long-term incentives, including a PSU award with the same vesting parameters as Mr. Joseph's PSU award.

Compensation Governance Practices
Our pay-for-performance philosophy and compensation governance practices provide a framework for our executives to achieve our financial and strategic goals without encouraging them to take excessive risks in their business decisions. Some of our practices include:

Long-Term Focus	The majority of our executive compensation is tied to long-term performance.
Equity Ownership Guidelines	We have robust equity ownership guidelines of 5x salary for our CEO and 3x salary for other executive officers.
Equity Holding Requirements	We have share-holding requirements for executives wherein each executive must retain at least 50% of equity granted until minimum share ownership requirements are achieved.
Clawback Policy	We have adopted an enhanced recoupment, or “clawback” policy, to recover incentive compensation in the event of certain restatements of the financial results of the Company.
No Excessive Benefits	We offer limited perquisites and other benefits to our executive officers.
No Section 280G Gross-ups	None of our executive officers are entitled to an excise tax gross-up of the payments received in connection with a change in control.
Director Independence	The Compensation Committee is made up entirely of independent directors.
Independent Compensation Consultant	The Compensation Committee retains an independent compensation consultant to advise on our executive compensation programs and practices.
II.Compensation Philosophy and Objectives
Lifecore’s compensation program is intended to meet three principal objectives:
•attract, retain and reward officers and other key employees;
•motivate these individuals to achieve the Company’s short-term and long-term strategic goals; and
•align the interests of our executives with those of our stockholders, particularly over long-term periods that are not reflected by short-term performance.
The compensation program is designed to balance an executive’s achievements in managing the day-to-day business and addressing near-term challenges facing Lifecore such as liquidity and growth in our CDMO business and competitive pressures, with incentives to achieve our long-term goal of increasing profitability in our CDMO business by growing revenue and implementing cost-saving initiatives.
Other considerations for assessing the amount of salary, short-term incentive, and long-term incentive compensation include Lifecore’s business objectives, its fiduciary and corporate responsibilities (including internal equity considerations and affordability), competitive practices and trends and regulatory requirements.
III.Establishing Executive Compensation
Lifecore’s executive compensation program is overseen and administered by the Compensation Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq and SEC rules. The Compensation Committee operates under a written charter adopted by our Board of Directors. A copy of the Compensation Committee’s charter is available at www.lifecore.com.

In determining the elements of compensation that are used to implement Lifecore’s overall compensation policies, the Compensation Committee takes into consideration a number of objective factors related to Lifecore’s performance, such as, EBITDA, and adjustments to EBITDA, revenue, cash flow and operational performance, as well as the competitive practices in the compensation peer group. The Compensation Committee determines compensation by evaluating the Company’s financial and strategic performance as well as, for each executive officer, their individual performance, contribution to our leadership team, succession planning, and their importance to our future success.
The Compensation Committee meets regularly to review overall executive compensation. The Compensation Committee also meets with Lifecore’s CEO and other executives to obtain recommendations with respect to Company compensation programs, practices and packages for executives and other employees. The CEO makes recommendations to the Compensation Committee on the base salary, annual cash incentive targets and equity compensation for the executive officers, but the CEO is not present during the deliberation on any element of the CEO’s compensation. The Compensation Committee has the ultimate responsibility for determining executive compensation, subject to the ratification of the Board as provided in the charter of the Compensation Committee.
Role of the Compensation Consultant
The Compensation Committee used Frederic W. Cook & Co. (“FW Cook”) to provide consulting services in fiscal year 2025, including advice on the compensation philosophy, incentive plan designs, executive compensation analysis, equity grants, and CD&A disclosure, among other compensation topics. FW Cook provides no services to the Company other than consulting services provided to the Compensation Committee.
The Compensation Committee has conducted a specific review of its relationship with FW Cook and determined that FW Cook’s work for the Compensation Committee does not raise any conflicts of interest.
IV.Compensation Competitive Analysis
Our Compensation Committee uses peer group information to provide context for its compensation decision-making for our executive officers. The Compensation Committee approved a peer group in April 2024, although the Compensation Committee noted some lack of comparability in the peer group companies to Lifecore’s standalone CDMO business and the market for both life sciences executive talent and for investment. The Compensation Committee also consulted market data as context for fiscal year 2025 decisions.
Fiscal Year 2025 Peers and Philosophy
Peer group data was gathered with respect to base salary, bonus targets and equity awards (including stock options, performance shares, restricted stock and long-term awards). The data was used to assist in determining compensation for fiscal year 2025. FW Cook helped the Compensation Committee to identify companies similar to Lifecore with respect to life sciences sector, market capitalization and revenue to provide a broad perspective on competitive pay levels and practices. This determination of the peer group companies occurred in April 2024 to prepare for fiscal year 2025 decision-making.
Peer companies were U.S. based, public companies (excluding companies with an IPO in 2021 or later) that met the following selection criteria:
•Sector: Life sciences generally, including contract development and manufacturing organizations, contract research organizations, medical technology and device, and/or commercial pharmaceutical products and services companies.
•Market Capitalization: Fiscal year 2023 market capitalization between $50 million and $1.0 billion, with the goal of having Lifecore’s then-current market capitalization in the middle or the lower middle of the peer group median.

Using these criteria, the Compensation Committee determined that the following 22 companies would comprise the peer group. At the time the Compensation Committee confirmed the fiscal year 2025 peer group, Lifecore's market capitalization was approximately $162 million as compared to the median market capitalization of the peer group companies of approximately $209 million:

Aclaris Therapeutics	Inotiv
ANI Pharma	Natural Alternatives International
Anika Thera	OraSure Tech
Artivion	Personalis
Avid Bioservices	ProPhase Labs
Cerus	ReGenXBio
ChromaDex	Societal CDMO
Codexis	Standard Bio Tools
DLH Holdings	Surmodics
Harvard Bioscience	Sutro Biopharma
Infu System	Xtant Medical
The Company does not benchmark compensation to a particular level, but rather uses competitive market data as a reference point among several when determining pay levels, incentive design and mix. Lifecore’s broad objective was to target total compensation for executive officers at a level that reflects each executive’s particular experience, unique and critical skills, scope of responsibilities, proven performance, succession management and retention considerations, and the need to recruit new executives. The Compensation Committee analyzes base pay, target cash compensation and target total direct compensation within this broader context.
Given the recency of Mr. Josephs’ hiring, the Compensation Committee did not change his base salary of $550,000 or 100% target bonus for fiscal year 2025, resulting in $1,100,000 of target annual cash compensation. Base salary and target annual cash compensation were below the median of the peer group CEO data in recognition of his significant new hire equity awards, which were the primary long-term incentive compensation opportunities provided to him by the Company. While Mr. Lake’s base salary of $470,000 and 60% target bonus for fiscal year 2025, or $752,000 in target annual cash compensation, approximated the median of peer group companies’ CFO data, the significant new hire equity awards exceeded the median of the peer group companies for the CFO position. Mr. Lake’s base salary of $470,000 and 60% target bonus for fiscal year 2025 was comparable to the compensation of his predecessor, Mr. Morberg, who had a base salary of $448,050 and 60% target bonus. The Compensation Committee did not set Mr. Salus’ compensation package by reference to peer group company data given the Chief Legal and Administration Officer role was newly created. Instead, Mr. Salus’ compensation was set based on considerations of compensation parity among the executive officers.
V.Elements of Compensation
Lifecore’s executive compensation program for Messrs. Josephs, Lake and Salus had three primary elements: (i) base salary; (ii) annual cash incentive opportunities and other performance-driven compensation, which was delivered through the cash-incentive award plan for the Company's fiscal year ending May 25, 2025 (the “2025 Bonus Plan”); and (iii) long-term incentives. Messrs. Josephs and Lake also received a share bonus in December 2025 as described below.
Base Salaries
The base salaries of named executive officers are set at levels intended to be competitive with those companies in our peer group with which we compete for executive talent. In determining base salary, the Compensation Committee also considers factors such as:

•mix of equity compensation;
•job performance;
•skill set;
•prior experience;
•the executive’s time in his or her position with Lifecore;
•internal consistency regarding pay levels for similar positions or skill levels within the Company;
•location of the position;
•whether the role was corporate or divisional;
•external pressures to attract and retain talent; and
•market conditions generally.
Mr. Josephs was hired in the final month of fiscal year 2024 and his initial base salary was set at $550,000 based on negotiations between Mr. Josephs and the Company. Mr. Lake was hired in September 2025 and his initial base salary was set at $470,000 based on negotiations between Mr. Lake and the Company. Mr. Salus was hired in April 2025 and his base salary was set at $460,000 based on considerations of compensation parity among the executive officers. Mr. Morberg base salary for the portion of fiscal year 2025 that he served continued to be the same as his base salary set in fiscal year 2024, which was $448,050.
Fiscal Year 2025 Bonus Plan Design and Achievement
Consistent with its compensation philosophy and the objectives of annual cash incentive programs generally, on July 18, 2024, the Compensation Committee recommended, and the Board of Directors approved, a cash-incentive award plan for the Company’s fiscal year ending May 25, 2025. Of our named executive officers, Messrs. Josephs, Lake and Morberg were eligible to participate in the 2025 Bonus Plan and Mr. Salus was not eligible.
Under the 2025 Bonus Plan, executive officers and other participants were eligible to earn cash bonuses based on the Company’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and four business objectives, weighted at 80% and 20%, respectively. The four business objectives were a combination of sustaining and growth objectives each weighted equally at 5%. Adjusted EBITDA for purposes of the 2025 Bonus Plan was based on the Company’s fiscal year 2025 Adjusted EBITDA, which excluded changes in the fair value of debt derivatives, financing fees, losses on sale or disposal of assets, restructuring and reorganization costs, certain state franchise taxes, amounts paid in settlement of governance matters, and stock-based compensation expense, but included the cost of bonuses under the 2025 Bonus Plan.

Under the 2025 Bonus Plan, the Board also set, based upon the recommendation of the Compensation Committee, the minimum, target and maximum level of achievement of Adjusted EBITDA. Achievement of Adjusted EBITDA at greater or less than target level would result in increasing or decreasing incentive pay relating to that performance goal based upon a Board-approved scale. Additionally, if minimum fiscal year 2025 Adjusted EBITDA was not achieved, no amounts would be earned under the 2025 Bonus Plan. The maximum cash incentive pay that could have been earned under the 2025 Bonus Plan by an executive officer or any other participant could not exceed 200% of that person’s opportunity at the target level, even if actual performance exceeded the maximum level for Adjusted EBITDA or any of the sustaining or growth objectives. The following table summarizes the minimum, target and maximum for Adjusted EBITDA and the four sustaining and growth business objectives:

	Fiscal Year 2025 Adjusted EBITDA	% Achievement of Target
Maximum	$28.9 million	200%
Target	$25.3 million	100%
Minimum	$20.5 million	—%

Sustaining (S) and Growth (G) Objectives
S	No specified regulatory observations
S	Commercial rejection rate threshold/cost of rejections and reserves
G	Growth of new product development revenue
G	Number of late stage programs
On July 18, 2024, the Board also approved, based upon the recommendation of the Compensation Committee, the cash incentive pay that the executive officers then serving could have earned under the 2025 Bonus Plan at the target level of achievement as a percentage of their respective annual base salaries as follows: Paul Josephs at 100% and John D. Morberg at 60%. When Mr. Lake was hired, he became eligible to participate in the 2025 Bonus Plan at the target level of achievement of 60% of his base salary.
Based upon the Company’s results for fiscal year 2025, the Company achieved the two sustaining objectives under the 2025 Bonus Plan. However, 2025 Adjusted EBITDA was $19.5 million, which failed to meet the minimum amount, primarily due to unexpected legal, auditing and related costs associated with legacy matters. Adjusted EBITDA is a non-GAAP financial measure. See Appendix A for details regarding this non-GAAP financial measure, including a reconciliation to its most directly comparable financial measure prepared in accordance with GAAP. After analyzing the Company’s overall performance and the performance of the executive officers, the Compensation Committee approved and the Board of Directors, on the recommendation of the Compensation Committee, approved the exercise of discretion to permit limited payouts under the 2025 Bonus Plan. In determining to exercise their discretion, the Compensation Committee and the Board considered the steps taken by the Company to actively mitigate the unexpected expenses and to improve the Company’s overall expense structure, and the initiatives implemented to position the Company well for sustainable growth, including measures to ensure compliance with SEC and Nasdaq listing requirements, enhance the leadership team, recalibrate the Company’s workforce, improve liquidity, investor relations, and mitigate legal and operational risk.
Based upon the discretion exercised by the Board and in light of their achievements and high performance in their respective roles, the Board of Directors approved payouts under the 2025 Bonus Plan of 50% of the target bonus amount for each of Messrs. Josephs and Lake effective August 1, 2025. Accordingly, the payouts under the 2025 Bonus Plan to Mr. Josephs and Mr. Lake were 50% and 30% of their respective annual base salaries, or $275,000 and $141,000, respectively.

Payments to the executive officers under the 2025 Bonus Plan are subject to “clawback” under our Compensation Recoupment Policy adopted effective October 2, 2023.
Bonus Shares
In October 2024, the Company successfully completed a $24.3 million sale of its Common Stock at a price of $4.10 per share. In December 2024, the Compensation Committee considered the role of Messrs. Josephs and Lake in ensuring the success of this offering and the enhanced financial position of the Company. Based upon this assessment, the Compensation Committee determined to reward Messrs. Josephs and Lake by issuing them fully vested, unrestricted shares of Common Stock (referred to as “Bonus Shares”). The Compensation Committee determined to issue Bonus Shares to conserve cash and to align the executive officers’ interests with those of our stockholders. In determining the number of Bonus Shares to be issued, the Compensation Committee considered the expenses that the Company would have incurred without the efforts of the executive officers and the executive officers’ bonus opportunities under the 2025 Bonus Plan. On December 6, 2024, the Compensation Committee approved Bonus Shares to Mr. Josephs and Mr. Lake in a value equal to $275,000 and $141,000, respectively, or 50% of their target bonus opportunities under the 2025 Bonus Plan. Accordingly, on December 6, 2024 and based on the Fair Market Value as defined by the 2019 Plan of $7.15 per share, the Company issued 38,461 and 19,720 Bonus Shares to Mr. Josephs and Mr. Lake, respectively.
Fiscal Year 2025 Long-Term Incentive Compensation
Lifecore provides long-term incentive compensation through equity-based awards intended to align the interests of executive officers with those of the stockholders by creating an incentive for officers to maximize long-term stockholder value. At the same time, our long-term awards are designed to encourage officers to remain employed with Lifecore despite a competitive labor market in our industry.
Awards to eligible employees are generally made on an annual basis. Annual equity awards historically have taken the form of stock options and RSUs. The RSUs typically vest on the third anniversary of the grant date. Stock option awards provide that one-third vests on the first anniversary of the grant date and then 1/36th of the remaining unvested amount vests each month thereafter. Lifecore has historically granted stock options because they can be an effective tool for meeting Lifecore’s goal of increasing long-term stockholder value and allow holders to benefit only if Lifecore’s stock price increases in value over the stock option’s exercise price. Lifecore has historically granted RSUs because they provide more certain value to employees than stock options, and therefore are efficient tools in retaining and motivating employees, while also serving as an incentive to increase the value of Lifecore’s stock. RSUs can be an efficient means of using equity plan share reserves because fewer RSUs are needed to provide a retention and incentive value as compared to awards of stock options. The long-term incentive awards granted to each executive officer was also determined based on a number of qualitative factors, considered holistically, including an analysis of competitive market data, the officer’s degree of responsibility, general level of performance, ability to affect future Company performance, and salary level, as well as prior years’ awards.
The long-term incentive compensation to Messrs. Lake and Salus, which was a key part of their new-hire compensation package, is discussed below under “— Agreements with Named Executive Officers.” Mr. Josephs was not granted any long-term equity awards in fiscal year 2025 due to the significant new-hire equity awards that he was granted in May 2024. Mr. Morberg was not granted any annual equity awards for fiscal year 2025 but on October 9, 2024, received 4,505 shares in satisfaction of the $20,431 in bonus under the 2024 Annual Incentive Plan.

VI.Additional Compensation Policies and Practices
Clawback Policy
On November 30, 2023, the Board of Directors adopted a compensation recoupment policy with an effective date of October 2, 2023, in order to comply with Nasdaq Listing Rules and Rule 10D-1 promulgated under the Exchange Act. The policy will be administered by the Compensation Committee of the Board consisting solely of directors that are “independent” under rules of the Nasdaq Stock Market or, in the absence of such committee, the independent directors serving on the Board of Directors (acting by a majority). The policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers (each, a “Covered Officer”) of the Company in the event of any required accounting restatement of the financial statements of the Company due to the material noncompliance of the Company with any financial reporting requirement under the applicable U.S. federal securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. Under the policy Company must recoup from the Covered Officer erroneously awarded incentive compensation received within a look back period of the three completed fiscal years preceding the date on which the Company is required to prepare such accounting restatement, as well as any required transition period resulting from a change in the Company’s fiscal year.
The October 2023 policy described above superseded a May 2013 executive compensation clawback policy. The May 2013 clawback policy provided that, in the event of a substantial restatement of the Company’s financial results due to material noncompliance with financial reporting requirements, if the Board of Directors determines in good faith that any portion of a current or former executive officer’s incentive compensation was paid as a result of such noncompliance, then the Company may recover that portion of such compensation that was based on the erroneous financial data. In determining whether to seek recovery of compensation, the Board of Directors or the Compensation Committee may take into account any considerations it deems appropriate, including whether the assertion of a claim may violate applicable law or adversely impact the interests of the Company in any related proceeding or investigation, the extent to which the executive officer was responsible for the error that resulted in the restatement, and the cost and likely outcome of any potential litigation in connection with the Company’s attempts to recoup such compensation. The Board of Directors and the Compensation Committee are considering the application of the May 2013 policy executive compensation clawback policy in light of the previously disclosed restatements of the Company’s financial statements as of and for the fiscal years ended May 29, 2022 and May 30, 2021, as well as other periods.
Transactions in Company Securities
Our insider trading compliance policy prohibits our directors, officers, and employees from engaging in certain speculative or hedging transactions in our securities, such as puts, calls, collars, swaps, forward sale contracts, and other derivative securities transactions involving the Company’s equity securities, on an exchange or in any other organized market.
Executive Stock Ownership Requirements
To promote a focus on long-term growth and to align the interests of the Company’s officers with those of its stockholder, the Board of Directors has adopted stock ownership guidelines requiring certain minimum ownership levels of Common Stock, based on position:

Position	Requirement
CEO	5x base salary
Other executive officers	3x base salary

For purposes of the guidelines, the value of a share of Common Stock, outstanding options, and/or unvested RSUs is measured as the greater of (i) the then current market price or (ii) the closing price of a share of Common Stock on the date when the stock was acquired.
Newly appointed executive officers have five years from the date they are appointed or promoted to meet these guidelines. In the event of an increase in base salary, the executive officer will have two years from the date of the increase to acquire any additional shares or RSUs needed to meet the guidelines. Until the required ownership level is reached, executive officers are required to retain 50% of net shares acquired upon any future vesting of RSUs and/or exercise of stock options, after deducting shares used to pay any applicable taxes and/or exercise price. Because of the five-year phase in, these stock ownership guidelines were not applicable to our executive officers.
Consideration of Risk in Compensation
In developing and reviewing our executive incentive programs, the Compensation Committee considers the risks inherent in the design of compensation arrangements to ensure they do not encourage executives to take unacceptable levels of business risk. As to the 2025 compensation program, the Compensation Committee considered compensation governance provisions and practices, including risk mitigating features and factors such as: (i) the 2025 Bonus Plan was based primarily on Adjusted EBITDA, which can be reconciled to a GAAP measure (net income), was subject to pre-defined adjustments and was the same metric that the Company publicly reports to investors; (ii) the maximum cash incentive that may be earned under the 2025 Bonus Plan was capped at 200% of a participant’s bonus opportunity at target; (iii) the majority of executive compensation was tied to long-term performance of the Company, with an emphasis on PSUs and RSUs; (iv) PSUs have a five year performance period and RSUs have a three year vesting period, encouraging executives to consider long-term company performance; and (v) the prohibition on hedging and pledging, the terms of the Company’s stock ownership guidelines, the clawback provisions of the compensation recoupment policy and other policies mitigate compensation-related risk. Based on the consideration of the above factors, the Company believes that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.
Agreements with Named Executive Officers
Offer Letter Agreement with Paul Josephs
On March 20, 2024, Paul Josephs entered into an offer letter agreement with us (the “offer letter”) relating to his service as our President and Chief Executive Officer and election as a director of Lifecore, effective May 20, 2024. The offer letter was recommended by the Compensation Committee and approved by the Board.
Pursuant to the offer letter, Mr. Josephs’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the offer letter and our Executive Change in Control Severance Plan (the "Severance Plan"), as described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”
Pursuant to the offer letter, Mr. Josephs is entitled to the following compensation and benefits in connection with his service as our President and Chief Executive Officer:
•an annual base salary of $550,000;
•a one-time new-hire bonus of $125,000, which is subject to repayment to Lifecore upon certain employment termination events that occur on or prior to the one-year anniversary of Mr. Josephs’ hire date;
•beginning with our fiscal year 2025, eligibility to participate in our annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 100% of his base salary at the target level of achievement;

•an RSU award granted May 20, 2024 for 525,000 shares of our Common Stock, which will vest and be settled as to 25,000 shares of the RSU on the grant date and as to 100,000 shares of the RSU on each of the first five anniversaries of the grant date;
•a PSU granted May 20, 2024 award for up to 1,500,000 shares, divided into ten 150,000 PSU tranches that will vest, if at all, based upon the average 20-day stock price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Josephs unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Josephs unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;
•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 1” level as described in the Severance Plan, and if Mr. Josephs’ employment is terminated by Lifecore without Cause (other than a Qualifying Termination), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated and (b) Mr. Josephs must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded);
•certain travel and temporary living benefits for so long as Mr. Josephs does not live in the vicinity of our headquarters, with an initial maximum of $5,000 per month in reimbursement of these expenses; and
•participation in our benefit plans and programs in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per year (pro-rated for 2024).
The RSU award and PSU award to Mr. Josephs, which were material inducements to him accepting employment with Lifecore, were granted on May 20, 2024 under the Equity Inducement Plan.
Mr. Josephs also entered into our standard non-solicitation, confidentiality and inventions agreement. In addition, Mr. Josephs and Lifecore entered into our standard indemnification agreement.
Employment Agreement with Ryan D. Lake
On August 28, 2024, Mr. Lake entered into an employment agreement with us (the “Lake Agreement”). The Lake Agreement was recommended by the Compensation Committee and approved by the Board. Pursuant to the Lake Agreement, Mr. Lake joined Lifecore on September 3, 2024 as our Chief Financial Officer. Mr. Lake’s employment is at-will and may be terminated at any time for any reason, subject to the terms of the Lake Agreement and the Severance Plan, as described below under “Executive Compensation and Related Information – Potential Payments upon Termination or Change in Control.”
Under the Lake Agreement, Mr. Lake is entitled to receive the following compensation and benefits in connection with his service as our Chief Financial Officer:
•an annual base salary of $470,000;
•beginning with our fiscal year 2025, eligibility to participate in our annual incentive plan and for the 2025 annual incentive plan, eligibility for a bonus of 60% of his base salary at the target level of achievement, without pro-ration;
•an RSU award for 262,500 shares of Common Stock, which will vest and be settled as to 52,500 shares of the RSU on each of the first five anniversaries of September 3, 2024;

•a PSU award for up to 750,000 shares, divided into ten 75,000 PSU tranches that will vest, if at all, based upon the average 20 day stock price achievement within the five year performance period as compared to a range of ten prices from $5.00 per share to $30.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Lake unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Lake unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;
•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 2” level as described in the Severance Plan, and if Mr. Lake’s employment is terminated by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Lake Agreement (after notice and opportunity to cure), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated, (b) Mr. Lake must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded) and (c) no amendment, modification, suspension, or termination of the Severance Plan that reduces the benefits to which Mr. Lake may become entitled under the Severance Plan or under the Lake Agreement from those benefits as of September 3, 2024 will apply to Mr. Lake without his express written consent;
•in addition to the severance benefits described above, Mr. Lake will be provided, at our expense, with senior executive level outplacement services for a period of twelve (12) months from the date of termination by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Lake Agreement; and
•participation in the benefit plans and programs of Lifecore in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per calendar year (pro-rated for 2024).
The RSU award and PSU award to Mr. Lake, which were material inducements to him accepting employment with Lifecore, were granted on September 3, 2024 under the Equity Inducement Plan. The Lake Agreement provides that Mr. Lake will work remotely and spend approximately one week a month of his working time at our headquarters, subject to reimbursement for reasonable out of pocket expenses. As contemplated by the Lake Agreement, Mr. Lake and Lifecore entered into a non-solicitation, confidentiality and inventions agreement and standard indemnification agreement.
For Mr. Lake, the definition of “Good Reason” as used in the Severance Plan will include Lifecore’s material breach of any provision of the Lake Agreement.
Employment Agreement with Thomas D. Salus
On April 14, 2025, Mr. Salus entered into an employment agreement with us (the “Salus Agreement”). The Salus Agreement was recommended by the Compensation Committee and approved by the Board. Pursuant to the Salus Agreement, Mr. Salus joined Lifecore on April 14, 2025 as our Chief Legal and Administration Officer. Mr. Salus was also appointed our Secretary on April 14, 2025. Mr. Salus’ employment is at-will and may be terminated at any time for any reason, subject to the terms of the Salus Agreement and the Severance Plan, as described below.
Under the Salus Agreement, Mr. Salus is entitled to receive the following compensation and benefits in connection with his service as our Chief Legal and Administration Officer:
•an annual base salary of $460,000;

•beginning with our fiscal year 2026, eligibility to participate in our annual incentive plan and for the 2026 annual incentive plan, eligibility for a bonus of 50% of his base salary at the target level of achievement, and payment of 125% of any bonus actually earned under the 2026 annual incentive plan in recognition of the calendar year bonus opportunity in his prior position, without pro-ration;
•a Make Whole RSU award for 170,000 shares of Common Stock, which will vest and be settled as to 56,666 shares of the Make Whole RSU on each of the first two anniversaries of April 14, 2025 and as to 56,668 shares of the Make Whole RSU on the third anniversary of April 14, 2025;
•an RSU award for 45,000 shares of Common Stock, which will vest and be settled on the third anniversary of April 14, 2025;
•a PSU award for up to 370,000 shares, divided into ten 37,000 PSU tranches that will vest, if at all, based upon the average 20 day stock price achievement within the five year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share, and to the extent the PSU award becomes vested, we will issue Mr. Salus unrestricted shares of our Common Stock on the vesting date in settlement of 50% of the vested portion of that tranche of the PSU award and will issue Mr. Salus unrestricted shares of our Common Stock on the one year anniversary of the vesting date in settlement of the other 50% of the vested portion of that tranche of the PSU award;
•a stock option for 210,000 shares of Common Stock, which will have a term of seven years, have an exercise price equal to the fair market value (as defined in the Equity Inducement Plan) on April 14, 2025, and will vest and be exercisable as to 1/3 of the shares on the first anniversary of April 14, 2025, and as to 1/36th of the shares on each monthly anniversary thereafter, and other terms consistent with the standard form of award agreements under the 2019 Plan;
•eligibility under the Severance Plan to receive, upon a “Qualifying Termination” of employment, benefits at the “Tier 2” level as described in the Severance Plan, and if Mr. Salus’ employment is terminated by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Salus Agreement (after notice and opportunity to cure), the same severance benefits under the Severance Plan as if he had experienced a Qualifying Termination without duplication in the amount of or types of payments or benefits, provided that (a) the vesting of the PSUs will not be accelerated, (b) Mr. Salus must satisfy the conditions required by the Severance Plan to receive severance benefits (including execution of a general release of claims that is not revoked or rescinded) and (c) no amendment, modification, suspension, or termination of the Severance Plan that reduces the benefits to which Mr. Salus may become entitled under the Severance Plan or under the Salus Agreement from those benefits as of April 14, 2025 will apply to Mr. Salus without his express written consent;
•in addition to the severance benefits described above, Mr. Salus will be provided, at our expense, with senior executive level outplacement services for a period of 12 months from the date of termination by us without Cause (other than a Qualifying Termination) or if we materially breach the terms of the Salus Agreement; and
•participation in the benefit plans and programs of Lifecore in which similarly situated employees participate, as may be in effect from time to time, and five weeks of vacation per calendar year (pro-rated for 2025).
The Salus Agreement provides that Mr. Salus will work remotely and spend approximately one week a month of his working time at our headquarters, subject to reimbursement for reasonable out of pocket expenses. As contemplated by the Salus Agreement, Mr. Salus and Lifecore entered into a non-solicitation, confidentiality and inventions agreement and standard indemnification agreement. The RSU awards, PSU award and stock option to Mr. Salus, which were material inducements to him accepting employment with Lifecore, were granted on April 14, 2025 under the Equity Inducement Plan.

For Mr. Salus, the definition of “Good Reason” as used in the Severance Plan will include Lifecore’s material breach of any provision of the Salus Agreement and the definition of “Cause” as used in the Severance Plan will include Mr. Salus becoming ineligible to practice law in, or suspension or loss of his license to practice law in, any jurisdiction in which he is admitted to practice (other than a temporary suspension related to failure to complete required continuing legal education requirements, which is thereafter cured within 90 days).
Employment Agreement with John D. Morberg
On January 19, 2021, we entered into an executive employment agreement with John D. Morberg, a NEO who served as our Executive Vice President, Chief Financial Officer and Secretary until September 2, 2024. Mr. Morberg’s employment agreement sets forth the terms of his employment, including severance and change in control benefits, and Mr. Morberg was not a participant in the Executive Change in Control Severance Plan. Under his executive employment agreement, Mr. Morberg’s separation on September 2, 2024 was treated as a termination by the Company without Cause subsequent to a Change in Control. As provided in the employment agreement, Mr. Morberg received the following payments and benefits in connection with his separation: a cash amount equal to Mr. Morberg’s then-current annual base salary of $448,050, payable in substantially equal installments over the 12-month period following the termination date; payment of the pro-rated target annual incentive award bonus for fiscal year 2025 equal to $72,557; Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA; and accelerated vesting of all then-outstanding Company equity awards. Mr. Morberg’s right to receive the severance payments and benefits described above was subject to his delivery and, as applicable, non-revocation of a general release of claims in our favor.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis for fiscal year 2025. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
This report is submitted by the Compensation Committee:
Paul H. Johnson (Chairperson)
Humberto C. Antunes
Christopher S. Kiper
Nelson Obus
The foregoing report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Lifecore specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

EXECUTIVE COMPENSATION AND RELATED INFORMATION
Summary Compensation Table
The following table shows, for (i) Paul Josephs, who served as our President and Chief Executive Officer during fiscal year 2025 and for a portion of the fiscal year 2024 from May 20, 2024 to May 26, 2024, (ii) Ryan D. Lake, who served as our Chief Financial Officer for a portion of fiscal year 2025 beginning on September 3, 2024; (iii) Thomas D. Salus, who served as our Chief Legal and Administration Officer for a portion of fiscal year 2025 beginning April 14, 2025; and (iv) John D. Morberg, who served as our Executive Vice President, Chief Financial Officer, and Secretary during a portion of fiscal year 2025 ending on September 2, 2024 and in fiscal years 2024 and 2023 (together referred to as our “Named Executive Officers”), information concerning compensation earned for services in all capacities during the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Paul Josephs President and Chief Executive Officer	2025	550,000	275,000	274,996	—	—	15,309	1,115,305
	2024	10,557	125,000	10,111,500	—	—	—	10,247,057
Ryan D. Lake Executive Vice President, Chief Financial Officer	2025	332,615	141,000	3,805,873	—	—	22,951	4,302,439
Thomas D. Salus Chief Legal and Administrative Officer	2025	44,231	—	3,199,120	854,511	—	692	4,098,554
John D. Morberg Former Executive Vice President, Chief Financial Officer	2025	130,968	—	—	—	—	625,226	756,194
	2024	453,577	—	783,750	—	20,431	35,898	1,293,656
	2023	433,359	—	202,685	203,594	—	87,457	927,095
(1)For fiscal year 2025, the amounts shown for Mr. Josephs and Mr. Lake represent the discretionary amounts approved by the Compensation Committee and the Board under the 2025 Bonus Plan. The amount shown for Mr. Josephs for fiscal year 2024 is a one-time new hire bonus.
(2)The stock awards column reflects the aggregate grant date fair value of PSUs and RSUs, and the option awards column reflects the aggregate grant date fair value of stock option awards, each in the respective fiscal year, as computed in accordance with FASB ASC Topic 718, Compensation — Stock Compensation. The assumptions made in these valuations are included in Note 13 — Stock-based compensation in the notes to consolidated financial statements included in our Annual Report on Form 10-K for the year ended May 25, 2025. For purposes of calculating the grant date fair value of PSU awards, we have used the Monte Carlo simulation model. These amounts do not reflect the actual economic value or gain that may be realized by our Named Executive Officers relating to these awards, as the amount of value realized by our executives may be significantly different than these figures depending on our future stock price performance.
(3)The amount shown reflects the incentive amount earned by Mr. Morberg under the 2024 Annual Incentive Plan, which was delivered through the issuance of 4,505 shares of unrestricted Common Stock.
(4)For fiscal year 2025 for Mr. Morberg, includes $584,391 in compensation and benefits in connection with his termination of employment on September 2, 2025 consisting of: (i) a cash amount equal to Mr. Morberg’s then-current annual base salary of $448,050, payable substantially equal installments over the 12-month period following the termination date; (ii) payment of the pro-rated target annual incentive award bonus for fiscal year 2025 equal to $72,577; (iii) $52,387 for accrued but unused paid time off; and (iv) $11,377 in the cost of Company-subsidized COBRA premium payments for Mr. Morberg and his covered dependents for up to the maximum period permitted under COBRA. Mr. Morberg also received accelerated vesting of all then-outstanding Company equity awards, compensation from which was reported in previous years in the stock awards and option awards columns. Also includes the following amounts for fiscal year 2025:

Name	Company-Paid Life Insurance	401k Match	Company-Paid Long Term Disability Insurance	Executive Medical	Total
Mr. Josephs	2,848	5,077	7,034	350	15,309
Mr. Lake	592	11,569	3,488	7,302	22,951
Mr. Salus	268	—	74	350	692
Mr. Morberg	1,097	6,210	2,279	31,249	40,835
Grants of Plan-Based Awards
The following table shows all plan-based awards granted to the Named Executive Officers during fiscal year 2025. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at Fiscal Year 2025 Year-End” table on the following page.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)	All Other Stock Awards: Number of Shares of Stock or Units (3) (#)	All other option awards: Number of securities underlying options (4)(#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Target ($)	Maximum ($)	Maximum(#)
Paul Josephs	7/18/24	550,000	1,100,000	—	—	—	—	—
	12/6/24	—	—	—	38,461	—	—	274,996
Ryan D. Lake	9/3/24	282,000	564,000	—	—	—	—	—
	9/3/24	—	—	750,000	—	—	—	2,517,750
	9/3/24	—	—	—	262,500	—	—	1,147,125
	12/6/24	—	—	—	19,720	—	—	140,998
Thomas D. Salus	4/14/25	—	—	370,000	—	—	—	1,872,570
	4/14/25	—	—	—	—	210,000	6.17	854,511
	4/14/25	—	—	—	45,000	—	—	277,650
	4/14/25	—	—	—	170,000	—	—	1,048,900
John D. Morberg	7/18/24	268,830	537,660	—	—	—	—	—
(1)Amounts shown are potential amounts that may be earned under the 2025 Bonus Plan. The target amount is based on a percentage of the named executive officer’s fiscal year 2025 base salary. The threshold amount for all awards under the 2025 Bonus Plan is zero. In August 2025, Mr. Josephs and Mr. Lake received $275,000 and $141,000, respectively, in discretionary amounts approved by the Compensation Committee and the Board under the 2025 Bonus Plan
(2)Represents PSUs granted to the Named Executive Officer, as set forth above in Section I of the CD&A.
(3)Bonus Shares for 38,461 shares and 19,720 shares, as set forth in Section V of the CD&A. RSU award for 262,500 shares will vest and be settled as to 52,500 shares of the RSU on each of the first five anniversaries of September 3, 2024. RSU award for 45,000 shares will vest and be settled on the third anniversary of April 14, 2025. RSU award for 170,000 shares will vest and be settled as to 56,666 shares on each of the first two anniversaries of April 14, 2025 and as to 56,668 shares on the third anniversary of April 14, 2025. The vesting of the RSU awards is subject to continued employment.
(4)Stock option with a term of seven years that will vest and be exercisable as to 1/3 of the shares on the first anniversary of April 14, 2025, and as to 1/36th of the shares on each monthly anniversary thereafter, subject to continued employment.

Outstanding Equity Awards at May 25, 2025
The following table shows all outstanding equity awards held by the Named Executive Officers at the end of fiscal year 2025.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares Or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Paul Josephs	5/20/24	—	—	—	—	—	—	1,500,000	10,080,000
	5/20/24	—	—	—	—	400,000	2,688,000	—	—
Ryan D. Lake	9/3/24	—	—	—	—	262,500	1,764,000	—	—
	9/3/24	—	—	—	—	—	—	675,000	4,536,000
Thomas D. Salus	4/14/25	—	210,000	6.17	4/14/32	—	—	—	—
	4/14/25	—	—	—	—	—	—	370,000	2,486,400
	4/14/25	—	—	—	—	45,000	302,400	—	—
	4/14/25	—	—	—	—	170,000	1,142,400	—	—
(1)Stock option with a term of seven years that will vest and be exercisable as to 1/3 of the shares on the first anniversary of April 14, 2025, and as to 1/36th of the shares on each monthly anniversary thereafter, subject to continued employment.
(2)RSU award for 400,000 shares will vest and be settled as to 100,000 shares of the RSU on the next four anniversaries of May 20, 2024. RSU award for 262,500 shares will vest and be settled as to 52,500 shares of the RSU on each of the first five anniversaries of September 3, 2024. RSU award for 45,000 shares will vest and be settled on the third anniversary of April 14, 2025. RSU award for 170,000 shares will vest and be settled as to 56,666 shares on each of the first two anniversaries of April 14, 2025 and as to 56,668 shares on the third anniversary of April 14, 2025. The vesting of the RSU awards is subject to continued employment.
(3)Value of RSUs and PSUs is based on the closing price of the Common Stock of $6.72 on May 23, 2025 (the last trading day of our fiscal year) as reported on Nasdaq. However, the PSU award will vest, if at all, based upon the average 20 day stock price achievement within the five-year performance period as compared to a range of ten prices from $7.50 per share to $35.00 per share in the case of Messrs. Josephs and Salus and $5.00 per share to $30.00 per share in the case of Mr. Lake.

Option Exercises and Stock Vested For Fiscal Year 2025
The following table shows all stock options exercised and the value realized upon exercise and the number of stock awards vested and the value realized upon vesting by the Named Executive Officers during fiscal year 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Paul Josephs	—	—	138,461	$937,996
Ryan D. Lake	—	—	94,720	$522,748
Thomas D. Salus	—	—	—	$—
John D. Morberg	—	—	118,128	$631,722
(1)The value realized on vesting a stock award is determined by multiplying (a) the number of shares of Common Stock vesting by (b) the market price of our Common Stock on the vesting day.
Pay Versus Performance
Provided below is the Company’s “pay versus performance” disclosure as required pursuant to Item 402(v) of Regulation S-K promulgated under the Exchange Act. As required by Item 402(v), we have included:
1.A description of our most important measures that our Compensation Committee used in fiscal year 2025 to link a measure of pay calculated in accordance with Item 402(v) (referred to as “compensation actually paid”, or “CAP”) to Company performance;
2.A table that compares the total compensation of our named executive officers’ (also known as NEOs) as presented in the Summary Compensation Table (“SCT”) to CAP and that compares CAP to specified performance measures; and
3.Graphs that describe:
•the relationships between CAP and our cumulative total shareholder return (“TSR”), GAAP Net Income, and our Company selected measure, Adjusted EBITDA (defined as EBITDA, excluding restructuring charges, other non-recurring charges, and management fees, and including cost of bonuses); and
•the relationship between our TSR and the TSR of the Nasdaq Industrial Index (“Peer Group TSR”).
Our Most Important Metrics Used for Linking Pay and Performance
As required by Item 402(v), below are the most important metrics linking CAP to performance for fiscal year 2025:
a.Adjusted EBITDA
b.Revenue
c.Stock Price

Pay Versus Performance Table
The following table shows the total compensation for our NEOs for the past five fiscal years as set forth in the SCT, the CAP to our PEO 1 (Albert David Bolles, President and Chief Executive Officer from 05/28/2019 to 8/10/2022) and PEO 2 (James G. Hall, CEO from 8/10/2022 to 5/19/2024) and PEO 3 (Paul Josephs, CEO since 5/20/2024) and on an average basis, our other NEOs (in each case, as determined under SEC rules), our TSR, peer group TSR, our net income, and our Company Selected Measure, Adjusted EBITDA.

Fiscal Year	SCT Total for PEO	CAP to PEO	SCT Total for PEO 2	CAP to PEO 2	SCT Total for PEO 3	CAP to PEO 3	Average SCT Total for non-PEO NEOs	Average CAP to non-PEO NEO’s	TSR	Peer Group TSR	Net (Loss) Income ($M)	Adjusted EBITDA ($M)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(j)	(j)	(k)
2025	N/A	N/A	N/A	N/A	$1,115,305	$831,113	$3,052,396	$3,948,495	$62.98	$161.90	$(38.70)	$19.5
2024	N/A	N/A	$2,491,413	$1,688,561	$10,247,057	$11,523,932	$1,293,936	$950,826	$52.67	$136.18	$12.0	$26.2
2023	$1,341,438	$640,585	$1,764,213	$1,395,472	N/A	N/A	$927,096	$777,243	$74.41	$116.26	$(99.6)	$7.8
2022	$956,810	$711,502	N/A	N/A	N/A	N/A	$687,606	$451,471	$92.50	$119.75	$(116.7)	$17.8
2021	$1,131,299	$1,665,818	N/A	N/A	N/A	N/A	$624,189	$696,568	$112.18	$146.72	$(32.3)	$17.9
(1)The dollar amounts reported in column (b) and (d) and (f) are the aggregate amounts of total compensation reported for PEO 1 (Bolles) PEO 2 (Hall) and PEO 3 (Josephs) respectively, for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”
(2)The dollar amounts reported in column (c), (e), (g) and (i) represent the amount of “compensation actually paid” (otherwise known as CAP), as computed in accordance with SEC rules. CAP does not necessarily represent cash and/or equity value transferred to the applicable NEO without restriction, but rather is a value calculated under applicable SEC rules. We do not have a defined benefit plan so no adjustment for pension benefits is included in the table below. Similarly, no adjustment is made for dividends as dividends are factored into the fair value of the award. The following table details these adjustments:

Fiscal Year		SCT (a)	Grant Date Value of New Awards (b)	Year End Value of New Awards (i)	Change in Value of Prior Awards (ii)	Change in Value of Vested Awards (iii)	Prior Year End Value of Failed to Vest Awards (iv)	CAP
2025	PEO3	$1,115,305	$(274,996)	$—	$(284,000)	$274,804.00	$—	$831,113
	NEOs	$3,052,396	$(2,619,835)	$3,367,074	$(32,167)	$181,027.00	$—	$3,948,495
2024	PEO2	$2,491,413	$(1,856,250)	$1,264,500	$(211,102)	$—	$—	$1,688,561
	PEO3	$10,247,057	$(10,111,500)	$11,240,000	$—	$148,375	$—	$11,523,932
	NEOs	$1,293,936	$(783,750)	$533,900	$(93,260)	$—	$—	$950,826
2023	PEO1	$1,341,438	$—	$—	$—	$(118,193)	$(582,660)	$640,585
	PEO2	$1,764,213	$(1,240,611)	$900,825	$9,307	$(38,262)	$—	$1,395,472
	NEOs	$927,096	$(406,279)	$321,723	$(22,143)	$(43,154)	$—	$777,243
2022	PEO1	$956,810	$(268,616)	$186,013	$60,856	$(223,561)	$—	$711,502
	NEOs	$687,606	$(152,216)	$86,806	$(62,463)	$(42,030)	$(66,233)	$451,471
2021	PEO1	$1,131,299	$(141,840)	$480,384	$183,014	$12,961	$—	$1,665,818
	NEOs	$624,189	$(185,062)	$196,183	$40,880	$45,120	$(24,741)	$696,568
(a)The dollar amounts reported in the SCT for the applicable year, plus:
(b)The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the SCT for the applicable year plus:
The recalculated value of equity awards for each applicable year including:

(i)Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year;
(ii)Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years;
(iii)Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in the Current Year and Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year;
(iv)Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year.
(3)The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for purposes of calculating the average amounts in each applicable year are as follows:

2025	Ryan D. Lake, Thomas D. Salus and John D. Morberg
2024	John D. Morberg
2023	John D. Morberg
2022	John D. Morberg, James G. Hall, and Timothy Burgess
2021	John D. Morberg, Brian McLaughlin, James G. Hall, Timothy Burgess, and Dawn Kimball
(4)TSR determined in Column (j) is based on the value of an initial fixed investment of $100 as of May 31, 2020.
(5)The Peer Group TSR set forth in this table utilizes the Nasdaq Industrial Index.
Relationship Between CAP and Financial Performance Measures
The graphs below illustrate the relationship between compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, (ii) our net income, and (iii) our Adjusted EBITDA, in each case, for the fiscal years ended May 30, 2021 to May 25, 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

(1)FY2024 includes long-term equity awards valued at $10.7 million including a RSU grant on the first day of employment with vesting over the first five anniversaries of the grant date and a PSU award that will vest and be settled based on achievement of ten escalating stock price goals within five years.
Potential Payments upon Termination or Change in Control
The following describes the potential payments upon termination or change in control, based on the arrangements with our named executive officers in effect as of May 25, 2025, the last day of our fiscal year 2025. For a summary of the provisions of agreements with the named executive officers as they relate to potential payments upon termination of employment or change in control, see “Compensation Discussion and Analysis – Agreements with Named Executive Officers.” Mr. Morberg’s employment terminated on September 2, 2024, and his payments upon termination are also described under “Compensation Discussion and Analysis – Agreements with Named Executive Officers” and quantified in the “Summary Compensation Table.”
As of May 25, 2025, Mr. Josephs was a participant in the Executive Change in Control Severance Plan at the “Tier 1” level and Messrs. Lake and Salus were participants in the Severance Plan at the “Tier 2” level.

The Severance Plan provides for the payment of cash severance and other benefits to participants in the event of a qualifying termination of employment in connection with a change in control. “Qualifying termination” means a termination of the participant’s employment by the Company or an applicable subsidiary without cause, or by the Participant for good reason, in either case on or within two years following a change in control. Participants with “Tier 1” benefits under the Severance Plan are entitled to (1) cash salary severance equal to 100% of base compensation; (2) incentive compensation severance equal to 100% of target level incentive compensation; (3) full vesting and acceleration of outstanding equity awards (other than performance-based awards, which will vest based on the assumption that “target” levels of performance have been achieved unless otherwise specified in the award agreement; and (4) Lifecore payment or reimbursement for 12 months of premiums for COBRA coverage. Participants with “Tier 2” benefits under the Severance Plan are entitled to the same benefits as Tier 1 except that the cash salary severance and incentive compensation severance is set at 75%. In addition, both Tier 1 and Tier 2 participants will receive an amount equal to the participant’s target incentive compensation for the year of termination, pro-rated for the number of days the participant was employed in the year. In the event that the payments or benefits provided by the Severance Plan would result in all or a portion of such amount being subject to excise tax, then the participant will be entitled to either the full amount of the payments or value of benefits under the Severance Plan or such lesser amount that would result in no portion of the payment being subject to excise tax, whichever results in the receipt by the participant of the greatest amount on a net, after-tax basis. These Severance Plan benefits are conditioned upon the participant’s execution of a general release and compliance with any restrictive covenants agreement.
In the case of the value of accelerated equity awards set forth below, the value is based on a share price of $6.72, which was the closing sales price for a share of our Common Stock on the Nasdaq on May 23, 2025, the last business day before the end of fiscal year 2025. The value of accelerated lapse of RSUs is determined by multiplying the closing share price by the number of RSUs whose lapse of restrictions is accelerated. As provided in the PSU award agreements with each of Messrs. Josephs, Lake and Salus, the PSUs will vest based on a performance vesting percentage that assumes that the performance price is equal to the per share consideration received by holders of shares in the change in control, which will be the “target” level of performance as described in the Severance Plan. Accordingly, for the purposes of the tables below, we assumed that the per share consideration received by holders of shares in the change of control was $6.72, which would result in no portion of the PSUs being vested for Messrs. Josephs or Salus as their PSUs do not vest at prices below $7.50 per share. For Mr. Lake, no portion of his PSU would be vested at an assumed change of control price of $6.72 since 75,000 shares vested at the minimum $5.00 per share price in October 2024 and the next vesting price is $7.50 per share. Neither Mr. Josephs nor Mr. Lake held any stock options at May 25, 2025. As of May 25, 2025, the outstanding 210,000 share stock option held by Mr. Salus had an exercise price of $6.17 per share and the value associated with the accelerated vesting of stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated.
If the employment of Messrs. Joseph, Lake or Salus with Lifecore had been terminated without cause or for good reason in connection with a change in control of Lifecore on May 25, 2025, the total compensation payable to such named executive officer based on the Severance Plan level and his agreements and arrangements in effect as of May 25, 2025 would be as follows:

Name	Cash Severance	Pro-rated Bonus for Year of Termination (1)	Accelerated Vesting of Equity Awards (2)	Post-Termination Health Insurance Premiums (3)	Total
Paul Josephs	$1,100,000	$550,000	$2,688,000	$22,039	$4,360,039
Ryan D. Lake	$564,000	$203,967	$1,764,000	$22,039	$2,554,006
Thomas D. Salus	$517,500	$—	$1,560,300	$22,039	$2,099,839

(1)For Messrs. Lake and Salus, pro-rated based on days of service in the fiscal year.
(2)Represents acceleration in full of RSUs and stock options outstanding at May 25, 2025. The value of accelerated stock options is determined using the difference between the closing share price on May 25, 2025 and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. The value of accelerated lapse of restricted stock is determined by multiplying the closing share price on May 25, 2025 by the number of shares of restricted stock whose lapse of restrictions is accelerated.
(3)Premiums for 12 months continuing COBRA coverage.
If the employment of Messrs. Joseph, Lake or Salus with Lifecore had been terminated on May 25, 2025 without cause or for good reason other than in connection with a change in control of Lifecore, the total compensation payable to such named executive officer based on the Severance Plan and his agreements and arrangements in effect as of May 25, 2025 would be as follows:

Name	Cash Severance	Pro-rated Bonus for Year of Termination (1)	Accelerated Vesting of Equity Awards (2)	Post-Termination Health Insurance Premiums (3)	Executive Outplacement (4)	Total
Paul Josephs	$1,100,000	$550,000	$2,688,000	$22,039	$—	$4,360,039
Ryan D. Lake	$564,000	$203,967	$1,764,000	$22,039	$14,000	$2,568,006
Thomas D. Salus	$517,500	$—	$1,560,300	$22,039	$14,000	$2,113,839
(1)For Messrs. Lake and Salus, pro-rated based on days of service in the fiscal year.
(2)Represents acceleration in full of RSUs and stock options outstanding at May 25, 2025. The value of accelerated stock options is determined using the difference between the closing share price on May 25, 2025 and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. The value of accelerated lapse of restricted stock is determined by multiplying the closing share price on May 25, 2025 by the number of shares of restricted stock whose lapse of restrictions is accelerated.
(3)Premiums for 12 months continuing COBRA coverage.
(4)Represents Lifecore cost for executive outplacement services for 12 months.
CEO Pay Ratio
The following table sets forth the ratio of the total compensation of the Company’s CEO for fiscal year 2025, Paul Josephs, to that of our median compensated employee for the fiscal year ended May 25, 2025.

CEO total annual compensation	$1,115,305
Median Employee total annual compensation	$72,982
Ratio of CEO to Median Employee total annual compensation	15:1
To determine the CEO’s total annual compensation, we used the amount reported in the 2025 “Total” column of our Summary Compensation Table included in this Proxy Statement. Lifecore has elected to identify its median employee every three years unless a significant change in employee population or employee compensation arrangements has occurred. In determining the median compensated employee, we used base salary and actual bonus as the consistently applied compensation metric to determine the median compensated employee. If this resulted in more than one individual at the median level, we assessed the grant date fair value of standard equity awards for these individuals and selected the employee with the median award value. We calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our Named Executive Officers in the Summary Compensation Table.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures with Respect to Related Party Transactions
Pursuant to its written charter, the Audit Committee, all of whose members are independent directors, reviews, approves and/or ratifies all related party transactions (other than compensation transactions). In reviewing related party transactions, the Audit Committee takes into account factors it deems appropriate, such as whether the related party transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar conditions and the extent of the related party’s interest in the transaction. To identify related party transactions, each year we require our executive officers and directors to complete a questionnaire identifying any transactions between the Company and the respective executive officer or director and their family members or affiliates. Additionally, under the Company’s Code of Ethics, which is included in the Company’s Code of Business Conduct, directors, officers and all other employees and consultants are expected to avoid any relationship, influence or activity that would cause, or even appear to cause, a conflict of interest.
Certain Relationships and Related Transactions
Described below are transactions, since May 29, 2023 (the beginning of our fiscal year 2024), in which the Company has been or will be a participant:
•the amount involved exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and
•any of our directors, director nominees, executive officers or holders of more than 5% of our outstanding capital stock, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.
October 2024 Stock Purchase Agreement
On October 3, 2024, the Company entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain purchasers. Pursuant to the Purchase Agreement, the Company sold an aggregate of 5,928,775 shares of its Common Stock for aggregate gross proceeds of approximately $24.3 million. The purchase price for each share was $4.10 and the sale of shares closed on October 3, 2024. In this offering, (i) entities affiliated with Legion Partners Asset Management, LLC, which is affiliated with director Christopher S. Kiper, purchased 1,463,414 shares for $6.0 million and (ii) entities affiliated with Wynnefield Capital, Inc., which is affiliated with director Nelson Obus, purchased 292,683 shares for $1.2 million. The sales of shares of Common Stock under the Purchase Agreement were made on the same terms to all purchasers, including the Legion Partners affiliates and the Wynnefield Capital affiliates.
Series A Preferred Stock Purchase Agreement
On January 9, 2023, the Company simultaneously signed and closed a Preferred Share Purchase Agreement with a group of qualified investors (the “Purchasers”), including, among others, Legion Partners entities affiliated with director Christopher S. Kiper; Wynnefield entities affiliated with director Nelson Obus; and 22NW entities affiliated with former director Nathaniel Calloway. Pursuant to the Preferred Share Purchase Agreement, the Company issued and sold an aggregate of 38,750 shares of a new series of convertible preferred stock of the Company designated as Series A Convertible Preferred Stock, par value $0.001 per share for an aggregate of $38.8 million. The sales of shares of Series A Preferred Stock under the Preferred Share Purchase Agreement were made on the same terms to all Purchasers, including the Legion Partners affiliates, the Wynnefield Capital affiliates and the 22NW affiliates.

Each share of Series A Preferred Stock has the powers, designations, preferences and other rights as are set forth in the Certificate of Designations filed by the Company with the Delaware Secretary of State on January 9, 2023. The Series A Preferred Stock ranks senior to the Common Stock with respect to dividends, distributions and payments on liquidation, winding up and dissolution.
Upon a liquidation, dissolution, winding up or change of control of the Company, each share of Series A Preferred Stock will be entitled to receive an amount per share of Series A Preferred Stock equal to the greater of (i) the purchase price paid by the Purchaser, plus all accrued and unpaid dividends (the “Liquidation Preference”) and (ii) the amount that the holder of Series A Preferred Stock (each, a “Holder” and collectively, the “Holders”) would have been entitled to receive at such time if the Series A Preferred Stock had been converted into Common Stock immediately prior to such liquidation event.
The Holders will be entitled to dividends on the Liquidation Preference at the rate of 7.5% per annum, payable in-kind (“PIK”). The Company may, at its option, pay such dividends in cash from and after the earlier of June 29, 2026, or the termination or waiver of the restriction on cash dividends and/or redemptions that is set forth in the Credit Agreements (as defined in the Certificate of Designations) (such earlier date, the “Applicable Date”). The Holders are also entitled to participate in dividends declared or paid on the Common Stock on an as-converted basis.
Upon certain bankruptcy events, the Company is required to pay to each Holder an amount in cash equal to the Liquidation Preference being redeemed. From and after the Applicable Date, each Holder shall have the right to require the Company to redeem all or any part of the Holder’s Convertible Preferred Stock for an amount equal to the Liquidation Preference.
Each Holder has the right, at its option, to convert its Convertible Preferred Stock, in whole or in part, into fully paid and non-assessable shares of Common Stock at an initial conversion price equal to $7.00 per share, subsequently adjusted to approximately $6.53 on October 3, 2024. The conversion price is subject to customary anti-dilution adjustments, including in the event of any stock split, stock dividend, recapitalization or similar events, and is also subject to adjustment in the event of subsequent offerings of Common Stock or convertible securities by the Company for less than the conversion price. Pursuant to the terms of the Certificate of Designations of the Convertible Preferred Stock filed by the Company with the Delaware Secretary of State on January 9, 2023, unless and until approval of the Company’s stockholders is obtained as contemplated by Nasdaq listing rules, no Holder may convert shares of Convertible Preferred Stock through either an optional or a mandatory conversion into shares of Common Stock if and solely to the extent that the issuance of such shares of Common Stock would exceed the Exchange Limit. The Company held a Special Meeting of Stockholders on April 10, 2025, at which time the stockholders approved the removal of the Exchange Limit cap on the conversion of Series A Preferred Stock into Common Stock. Additionally, subject to certain exceptions and waiver by each Holder, the Company will not issue any shares of Common Stock to any respective Holder to the extent that such issuance of Common Stock would result in such Holder beneficially owning in excess of the Conversion Limits.
Subject to certain conditions, the Company may from time to time, at its option, require conversion of all or any portion of the outstanding shares of Convertible Preferred Stock to Common Stock if, for at least 20 consecutive trading days during the respective measuring period the closing price of the Common Stock was at least 150% of the conversion price. The Company may not exercise its right to mandatorily convert outstanding shares of Convertible Preferred Stock unless certain liquidity conditions with regard to the shares of Common Stock to be issued upon such conversion are satisfied.
The Holders are entitled to vote with the holders of the shares of Common Stock on all matters submitted for a vote of holders of shares of Common Stock (voting together with the holders of shares of Common Stock as one class) on an as-converted basis, subject to certain limitations, including the Conversion Limits.

Additionally, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, certain matters will require the approval of the majority of the outstanding Convertible Preferred Stock, voting as a separate class, including (i) amending, altering or repealing any provision of the Certificate of Designations; (ii) amending, altering or repealing any provision of the Company’s Certificate of Incorporation or Bylaws, in each case, in a manner that adversely affects the powers, preferences or rights of the Convertible Preferred Stock; (iii) increasing or decreasing the authorized number of shares of Convertible Preferred Stock (except to provide for the issuance of PIK dividends); (iv) creating (including by reclassification), issuing shares of or increasing the authorized number of shares of any additional class or series of capital stock of the Company unless such class or series rank junior to the Convertible Preferred Stock and are issued at fair market value; (v) purchasing or redeeming or paying, declaring or setting aside any fund for, any dividend or distribution on, any Common Stock or other Junior Stock (as defined in the Certificate of Designations), other than purchases of equity securities of the Company upon the termination of an employee of the Company or any of its subsidiaries in accordance with the terms of such employee’s employment agreement or any equity incentive or similar plan approved by the Board; or (vi) creating, incurring, granting, entering into, permitting, assuming or allowing, directly or indirectly, (a) any indebtedness by the Company (or any of its subsidiaries), excluding equity securities and non-convertible preferred stock (but including convertible debt), at any time when, or as a result of which, the principal amount of the Company’s total outstanding and available indebtedness exceeds $175,000,000, or (b) any lien, charge or other encumbrance on all or substantially all of the Company’s (or any of its subsidiaries’) properties or assets. In addition, for so long as 30% of the outstanding Convertible Preferred Stock remains outstanding, the Holders have the right to nominate two nominees to the Board of Directors.
Immediately following the closing of the Preferred Share Repurchase Agreement, two Series A Preferred Directors, Nathaniel Calloway and Christopher S. Kiper, were appointed to the Company’s Board of Directors. Pursuant to the Cooperation Agreements, the Company has currently nominated Jason Aryeh and Mr. Kiper.
Series A Preferred Stock Registration Rights Agreement
On January 9, 2023, in connection with the issuance of the Series A Preferred Stock, the Company and the Holders also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other things, the Company granted the Holders certain registration rights with respect to the shares of Common Stock issuable upon conversion of the Series A Preferred Stock. The Registration Rights Agreement contains monetary penalties if the registration statement is not declared effective by the SEC within 90 days of the issuance of the Series A Preferred Stock on January 9, 2023, or if earlier, the fifth business day after the SEC notifies the Company that the registration statement is not subject to further review. The Registration Rights Agreement also contains monetary penalties if the Company fails to maintain the effectiveness of the registration statement once deemed effective by the SEC. During fiscal year 2024 and fiscal year 2025, the Company accrued approximately $3.5 million and $1.0 million, respectively, in monetary penalties under the Registration Rights Agreement. As of May 25, 2025, the Company had $4.5 million in outstanding monetary penalties due to delinquent filing of its annual and quarterly reports on Forms 10-K and 10-Q with the SEC, which resulted in the registration statement not being effective.
Cooperation Agreements
The disclosure contained in “Corporate Governance and Board Matters—Cooperation Agreement” is incorporated herein by reference.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and holders of more than ten percent of Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended May 25, 2025 all Section 16(a) filing requirements applicable to the Company’s officers, directors and holders of more than ten percent of Common Stock were satisfied, except that Mr. Lake failed to timely file a Form 4 to report the achievement of a stock price milestone under his PSU award and the shares held back to satisfy applicable withholding taxes for the transaction.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. We have based these forward-looking statements largely on our current opinions, expectations, beliefs, plans and assumptions about future events and financial trends affecting the operating results and financial condition of our business. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “may,” “will,” “will continue,” “could,” “will likely result,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “predict,” “project,” “expect,” “potential” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or implied by the forward-looking statements. Important factors that could cause such difference include the risks discussed in Part I, Item 1A, “Risk Factors,” included in our Annual Report on Form 10-K for the fiscal year ended May 25, 2025 and in other documents we file from time to time with the SEC. Forward-looking statements speak only as of the date of this Proxy Statement. You should not put undue reliance on any forward-looking statements. We assume no obligation to publicly update or revise any forward-looking statements because of new information, future events, changes in assumptions or otherwise, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.
OTHER MATTERS
The Board of Directors knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the meeting, then the persons named in the enclosed form of proxy will vote the shares they represent in such manner as the Board may recommend.
It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or vote their shares by telephone or via the Internet.

APPENDIX A
Non-GAAP Financial Reconciliations
Adjusted EBITDA is a non-GAAP financial measure. For fiscal year ended May 25, 2025, Adjusted EBITDA is defined as net income or loss before (i) interest expense, net of interest income, (ii) income tax expense, (iii) depreciation and amortization, (iv) stock-based compensation, (v) change in fair value of debt derivatives, (vi) financing fees, (vii) loss on sale or disposal of assets, (viii) reorganization costs, (ix) restructuring (recovery) costs, (x) franchise tax equivalent to income tax, and (xi) stockholder activist settlement costs.

(in thousands) (unaudited)	Year ended May 25, 2025
Net loss (GAAP)	$(38,717)
Interest expense, net	21,835
Income tax expense	43
Depreciation and amortization	8,027
Stock-based compensation	10,158
Change in fair value of debt derivatives	(409)
Financing fees	643
Loss on sale or disposal of assets	7,729
Reorganization costs (a)	10,481
Restructuring (recovery) costs (a)	(1,747)
Franchise tax equivalent to income tax	178
Stockholder activist settlement (a)	1,260
Adjusted EBITDA	$19,481
(a)Restructuring, reorganization and stockholder activist settlement costs of $10.0 million were incurred for the year ended May 25, 2025. These costs primarily related to elevated accounting fees associated with the fiscal year 2024 audit, legal expenses, consulting fees, severance costs from the restructuring reductions in force and former CEO in fiscal year 2024 and former CFO departure in fiscal year 2025, and the favorable reversal of a historical lease obligation.

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79019-P37944

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR SERIES A PREFERRED STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect seven non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Katrina L. Houde	☐	☐	☐
1b. Humberto C. Antunes	☐	☐	☐
1c. Paul H. Johnson	☐	☐	☐
1d. Paul Josephs	☐	☐	☐
1e. Matthew E. Korenberg	☐	☐	☐
1f. Nelson Obus	☐	☐	☐
1g. Joshua E. Schechter	☐	☐	☐

ONLY HOLDERS OF SERIES A PREFERRED STOCK MAY VOTE TO ELECT THE SERIES A PREFERRED DIRECTORS, AS FURTHER DESCRIBED IN THE PROXY STATEMENT.

If you are a holder of Series A Preferred Stock, the Board of Directors recommends you vote FOR the following nominees to serve as a Series A Preferred Director:

	For	Against	Abstain
1h. Jason Aryeh	☐	☐	☐
1i. Christoper S. Kiper	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. To approve a non-binding advisory proposal on the executive compensation of the Company's named executive officers, as described in the Proxy Statement.	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. Please sign exactly as your name appears hereon. Where shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such, If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for holders of Common Stock and one for holders of Series A Preferred Stock. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on October 29, 2025:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V79020-P37944

LIFECORE BIOMEDICAL, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Thomas D. Salus and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2025 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation (“Lifecore” or the “Company”), to be held on October 29, 2025, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2025, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE

LIFECORE BIOMEDICAL, INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 28, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LFCR2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 28, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79021-P37944

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIFECORE BIOMEDICAL, INC.

PROXY CARD FOR COMMON STOCK

The Board of Directors recommends you vote FOR the following proposal:

1. To elect seven non-Series A Preferred Directors, as described in the Proxy Statement, for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.

Nominees:	For	Against	Abstain
1a. Katrina L. Houde	☐	☐	☐
1b. Humberto C. Antunes	☐	☐	☐
1c. Paul H. Johnson	☐	☐	☐
1d. Paul Josephs	☐	☐	☐
1e. Matthew E. Korenberg	☐	☐	☐
1f. Nelson Obus	☐	☐	☐
1g. Joshua E. Schechter	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Please note there are two proxy cards, one for Common Stockholders and one for Series A Preferred Stockholders. Stockholders who receive a Common Stock proxy card and a Series A Preferred Stock proxy card must vote the shares represented by each card separately.

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholders' Meeting to be held on October 29, 2025:
The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

V79022-P37944

LIFECORE BIOMEDICAL, INC.

2025 ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints each of Thomas D. Salus and Paul Josephs, each with full power of substitution, as proxy and attorney in fact, in the name of the undersigned, to attend the 2025 Annual Meeting of Stockholders of Lifecore Biomedical, Inc., a Delaware corporation ("Lifecore" or the "Company"), to be held on October 29, 2025, at 10:30 a.m. Central Time, online at www.virtualshareholdermeeting.com/LFCR2025, or any adjournment or postponement thereof, and to vote the number of shares of the Company's capital stock that the undersigned would be entitled to vote, and with all power the undersigned would possess, if personally present, as specified on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO SUCH DIRECTIONS ARE MADE, WILL BE VOTED FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3, AND AS SAID PROXY HOLDER DEEMS ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE